Exhibit 99.3

OMX AB

Report of Independent Auditor

To the Shareholders in OMX AB

We have audited the accompanying consolidated balance sheets of OMX AB and its subsidiaries as of December 31, 2007 and December 31, 2006 and the related consolidated statements of income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OMX AB and its subsidiaries at December 31 2007 and December 31, 2006 and the results of their operations and their cash flows for each of the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

February 20, 2008

PricewaterhouseCoopers AB

Stockholm Sweden

OMX AB

CONSOLIDATED INCOME STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(in millions of SEK)	Note	2007	2006
Continuing operations(1)
Revenues	2, 3
Net sales		3,838	3,313
Own work capitalized		134	68
Other revenues		101	105

Total revenues, etc		4,073	3,486

Expenses
Premises expenses	12	(180)	(204)
Marketing expenses		(70)	(63)
Consultancy expenses	6	(366)	(310)
Operations and maintenance, IT	12	(308)	(239)
Other external expenses	6	(245)	(167)
Personnel expenses	7	(1,326)	(1,083)
Depreciation, amortization and impairment	13,14	(262)	(216)

Total expenses		(2,757)	(2,282)

Participation in earnings of associated companies	10	44	46
Operating income	3	1,360	1,250
Financial items	9
Financial revenues		89	42
Financial expenses		(151)	(95)

Total financial items		(62)	(53)

Income/loss after financial items		1,298	1,197
Tax for the year	11	(249)	(240)

Net profit/loss for the period, continuing operations		1049	957

Discontinuing operations (1)
Net profit/loss for the period, discontinuing operations		(63)	(46)

Net profit/loss for the period		986	911

of which, attributable to shareholders of OMX AB		979	907
of which, attributable to minority interests		7	4
Average number of shares, millions		120.640	118.671
Number of shares, millions		120.640	120.640
Average number of shares after dilution, millions		120.640	118.886
Number of shares after dilution, millions		120.640	120.640
Continuing operations
Earnings per share, SEK(2)	31	8.64	8.03
Earnings per share after dilution, SEK(2)	31	8.64	8.03
Discontinuing operations
Earnings per share, SEK(2)	31	(0.52)	(0.39)
Earnings per share after dilution, SEK(2)	31	(0.52)	(0.39)
OMX Total
Earnings per share, SEK(2)	31	8.12	7.64
Earnings per share after dilution, SEK(2)	31	8.12	7.64
Dividend per share, SEK		—	6.50

(1)

The income statements for discontinuing operations has been adjusted compared with the 2006 Annual reports as a result of organizational changes which led to certain parts of the business being retained.

(2)	Earnings per share are calculated on the basis of the weighted average number of shares during the year. The amount is based on OMX AB shareholders’ portion of net profit/loss for the period.

CONSOLIDATED BALANCE SHEETS

(SEK m)	Note	December 31, 2007	December 31, 2006
ASSETS
Fixed assets
Intangible assets	13
Goodwill		3,304	3,140
Capitalized expenditure for R&D		900	634
Other intangible assets		635	576
Tangible fixed assets	14
Equipment		288	321
Financial fixed assets	27
Participations in associated companies	10	139	186
Other investments held as fixed assets	15	505	363
Deferred tax assets	11	113	125
Receivables from associated companies	8	—	6
Other long-term receivables	17	42	40
Total fixed assets		5,926	5,391
Current assets
Short-term receivables	27
Accounts receivable – trade		594	425
Market value, outstanding derivative positions	18	3,404	4,401
Receivables from associated companies	8	8	1
Tax receivables	11	13	6
Other receivables	19	819	888
Prepaid expenses and accrued income	20	394	418
Current investments	21,27	607	518
Cash equivalents	32,27	424	410
Assets held for sale	4	47	70
Total current assets		6,310	7,137
TOTAL ASSETS		12,236	12,528

(SEK m)	Note	December 31, 2007	December 31, 2006
SHAREHOLDERS’ EQUITY AND LIABILITIES
Shareholders’ equity	22

Share capital (120,640,467 shares, ratio value SEK 2)		241	241
Other capital contributions		3,536	3,536
Reserves		167	-103
Profit brought forward		1,148	923
Equity attributable to shareholders in Parent Company		5,092	4,597
Minority interest		25	17
Total shareholders’ equity		5,117	4,614
Long-term liabilities	27
Interest-bearing long-term liabilities	23	858	1,360
Deferred tax liability	11	76	15
Other long-term liabilities	23	104	123
Provisions	24	100	121
Total long-term liabilities		1,138	1,619
Short-term liabilities	27
Liabilities to credit institutions	27	1,045	398
Accounts payable – trade	27	172	109
Tax liabilities	11	62	54
Market value, outstanding derivative positions	18	3,404	4,401
Other liabilities	25	690	836
Accrued expenses and deferred income	26	583	473
Provisions	24	25	24
Total short-term liabilities		5,981	6,295
TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		12,236	12,528

For information on the Group’s pledged assets and contingent liabilities, see Notes 28, 29 and 30.

CHANGES IN CONSOLIDATED SHAREHOLDERS’ EQUITY

See Note 22

	Attributable to shareholders in the Parent Company
(SEK m)	Share capital	Other capital contributions	Reserves	Profit/ loss forward	Minority interest	Total shareholders’ equity
OPENING BALANCE, JANUARY 1, 2006	237	3,271	100	1,127	14	4,749
New share issue, net after transaction costs of SEK 0	4	265				269
Minority interest					-1	-1
Dividend to shareholders				-1,120		-1,120
Equity swap for Share Match Program				-8		-8
Share Match Program				2		2
Cash-flow hedging
Gain/loss attributable to shareholders’ equity			-9			-9
Carried forward/transferred to income			-9			-9
Exchange-rate differences
Hedging of shareholders’ equity, net			25			25
Translation differences			-198			-198
Financial assets available for sale
Carried forward/ transferred to income			-12			-12
Change in associated companies’ shareholders’ equity				15		15
TOTAL TRANSACTIONS RECOGNIZED DIRECTLY IN SHAREHOLDERS’ EQUITY	4	265	-203	-1,111	-1	-1,046
Profit for 2006				907	4	911
TOTAL REPORTED REVENUES AND EXPENSES FOR 2006	4	265	-203	-204	3	-135
OPENING BALANCE, JANUARY 1, 2007	241	3,536	-103	923	17	4,614
Minority interest					1	1
Dividend to shareholders 1)				-781		-781
Share Match Program				3		3
Cash-flow hedging
Gain/loss attributable to shareholders’ equity			8			8
Carried forward/transferred to income			10			10
Exchange-rate differences
Hedging of shareholders’ equity, net			-46			-46
Translation differences			178			178
Financial assets available for sale
Profit/loss to shareholders’ equity			120			120
Change in associated companies’ shareholders’ equity				24		24
TOTAL TRANSACTIONS REPORTED AGAINST SHAREHOLDERS’ EQUITY	—	—	270	-754	1	-483
Profit for 2007				979	7	986
TOTAL REPORTED REVENUES AND EXPENSES FOR 2007	—	—	270	225	8	503
CLOSING BALANCE, DECEMBER 31, 2007	241	3,536	167	1,148	25	5,117

1)	A dividend to shareholders was paid in the amount of SEK 784 m, of which OMX received SEK 3 m through the equity swap agreement with a third party that hedges the Share Match Program 2006.

OMX AB

CONSOLIDATED CASH FLOW STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

(in millions of SEK)	Note	Year Ended December 31,
		2007	2006
Operating activities
Continuing operations
Net profit/loss for the period		1,049	957
Adjustments for items not included in cash flow
Depreciation/amortization	13,14	262	208
Impairment	13,14	—	8
Utilization of provisions	24	(19)	(41)
Participations in earnings of associated companies	10	(44)	(46)
Capital loss		(105)	(109)
Financial items, without any cash effect	32	10	(2)
Income tax, without any cash effect	11	75	158
Other adjustments		11	(93)

Total cash flow from operating activities before changes in working capital		1,239	1,040

Changes in working capital
Operating receivables		(122)	154
Operating liabilities		100	(158)

Total changes in working capital		(22)	(4)

Cash flow from operating activities, continuing operations		1,217	1,036

Discontinuing operations
Net cash flow from operating activities, discontinuing operations		(58)	(4)

Cash flow from operating activities, total		1,159	1,032

Investing activities
Continuing operations
Investments in intangible assets	13	(444)	(379)
Sale of intangible assets	13	—	4
Investments in tangible assets	14	(58)	(67)
Sale of tangible assets	14	8	9
Cash flow from associated companies	10	10	34
Acquisitions of subsidiaries	5	50	(19)
Sale of subsidiaries		(5)	—
Sale of associated companies	10	116	575
Sale of operations in OMX companies		(11)	—
Increase/decrease in other shares and participations		7	(304)
Decrease/increase in long-term receivables	17	(27)	60
Increase/decrease in long-term liabilities	23	(46)	14
Decrease/increase in short-term investments of more than three months		(89)	206

Cash flow from investing activities, continuing operations		(489)	133

Discontinuing operations
Net cash flow from investing activities, discontinuing operations		(8)	-21
Cash flow from investing activities, total		(497)	112
Financing activities
Continuing operations
Dividend		(781)	(1,120)
New share issue		—	13
Change in financial receivables		(1)	70
Loans raised		147	—
Amortization of loans		—	(157)
Change in current trading account		(22)	(1)

Cash flow from financing activities, continuing operations		(657)	(1,195)

Discontinuing operations
Net cash flow from financing activities, discontinuing operations		(3)	(42)
Cash flow from investing activities, total		(660)	(1,237)

Cash equivalents		2	(93)
Cash equivalents – opening balance		409	519
Exchange-rate difference in cash equivalents		13	(17)

Cash equivalents – closing balance		424	409

ACCOUNTING PRINCIPLES

OMX AB (publ), Corporate Registration Number, 556243-8001, is a limited liability company registered in Sweden. The Parent Company has its registered office in Stockholm and is listed on the Stockholm Stock Exchange, the Copenhagen Stock Exchange, the Helsinki Stock Exchange and the Iceland Stock Exchange. OMX pertains to the OMX Group, comprising OMX AB and subsidiaries.

The consolidated accounts were approved for publication by the Board on February 20, 2008 and will be presented to the Annual General Meeting on April 21, 2008 for approval, with the reservation that the Annual General Meeting is likely to be postponed in the event of the merger with NASDAQ being carried out in the first quarter. Amounts are in SEK millions (SEK m) unless otherwise stated. Amounts in parentheses indicate values for 2006

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The most central accounting principles applied in the preparation of the consolidated accounts are described below. These principles have been applied consistently for all of the years presented unless otherwise stated.

The following standards and statements came into effect in 2007

•	IFRS 7 Financial Instruments: Disclosures

•	IAS 1 Presentation of Financial Statements (amendment)

•	IFRIC 8 Scope of IFRS 2

•	IFRIC 9 Reassessment of Embedded Derivatives

•	IFRIC 10 Interim Financial Reporting and Impairment.

The new/amended IFRSs that came into effect as of January 1, 2007 have no impact on the OMX Group’s income statement, balance sheet, cash-flow statement or shareholders’ equity. However, IFRS 7 has entailed increased disclosures regarding the Group’s financial instruments.

The following standards or statements came into effect in 2007 but are not relevant to the Group.

•	IFRS 4 Insurance Contracts

•	IFRIC 7 Applying the Restatement Approach under IAS 29 Financial Reporting in Hyperinflationary Economies.

COMPLIANCE WITH STANDARDS AND LEGISLATION

The consolidated accounts have been prepared in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting principles Standards Board (IASB) and the interpretations issued by International Financial Reporting Interpretations Committee (IFRIC). In addition, the consolidated accounts also include certain additional information provided in accordance with the Swedish Financial Accounting Standards Council’s standard RR 30, Supplementary Accounting Regulations for Groups.

BASIS FOR THE PREPARATION OF THE REPORTS

The Group’s functional currency is SEK, which is also the reporting currency. This means that the financial statements are presented in SEK. Unless otherwise indicated, all amounts are rounded off to the nearest thousand. Assets and liabilities are stated at their historical cost, except for certain financial assets and liabilities that are stated at fair value. Financial assets and liabilities stated at fair value comprise derivative instruments, financial assets classed as financial assets stated at fair value in the income statement or as financial assets available for sale.

Fixed assets and disposal groups held for sale are stated at the lower of their previous carrying amount or their fair value after deductions for sales costs.

Preparing financial statements in accordance with IFRS requires that management make evaluations, estimations and assumptions that affect the application of the accounting principles and the stated amounts of assets, liabilities, revenues and costs. Estimations and assumptions are based on historical experience and a number of other factors that may be considered reasonable under prevailing conditions. The results of these estimations and assumptions are then used to evaluate the carrying amounts of assets and liabilities not otherwise clear from other sources. The actual outcome may deviate from these estimations and assumptions.

Estimations and assumptions are regularly reviewed. Changes in estimations are reported in the period in which the change is made, if the change affects only that period, or in the period in which the change is made and subsequent periods, if the change affects both the period concerned and subsequent periods.

Evaluations made by management in the implementation of IFRS that have a significant effect on financial statements and the estimations made that may entail material adjustments in subsequent years’ financial statements are described in greater detail in Note 1.

CONSOLIDATED ACCOUNTS

SUBSIDIARIES

Subsidiaries are all companies in which OMX has the right to devise financial and operative strategies in a manner normally associated with a shareholding amounting to more than half of voting rights. Subsidiaries are included in the consolidated accounts from the date on which the Group gains this controlling influence. Subsidiaries are excluded from the consolidated accounts from the date on which the controlling influence ceases.

The purchase accounting method is used for the reporting of the Group’s acquisitions of subsidiaries. The acquisition cost of an acquisition comprises the fair value of assets transferred in payment, issued equity instruments and liabilities arising or assumed on the date of transfer, plus costs directly attributable to the acquisition. The identifiable acquired assets, assumed liabilities and contingent liabilities associated with an acquisition are initially valued at fair value on the date of acquisition, regardless of the extent of any minority interests. The surplus consisting of the difference between the acquisition cost and the fair value of the Group’s share of identifiable acquired net assets is reported as goodwill. If the acquisition cost is less than the fair value of the acquired subsidiary’s net assets, the difference is recognized directly in the income statement.

Inter-company transactions, balance sheet items and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated, unless the transaction is evidence of the need for impairment to be recognized in the transferred asset. The accounting principles for subsidiaries have been changed, where necessary, to guarantee the consistent application of Group principles.

ASSOCIATED COMPANIES

An associated company is an operation that is neither a subsidiary nor a joint venture, usually on the basis of holdings of between 20 and 50 percent of the voting rights, but in which OMX exercises a significant influence over its management. Associated companies are accounted for using the equity method and are initially valued at cost. The carrying amount of the Group’s holdings in associated companies includes goodwill (net after any impairment) identified on acquisition.

The Group’s share of the associated company’s earnings after tax generated following the acquisition is reported in the operating income and its share of changes in provisions following the acquisition is reported among provisions. The share of earnings is reported in operating income for cases in which the operations of the associated companies are similar to OMX’s own operations. Accumulated changes following the acquisition are reported as changes in the carrying amount of the holding. If the Group’s participations in an associated company’s losses amounts to or exceeds its holding in the associated company, including any unsecured receivables, the Group will not report further losses unless it has assumed obligations or made payments on behalf of the associated company. Any dilution gains or losses in associated companies are recognized directly in shareholders’ equity.

Unrealized gains on transactions between the Group and its associated companies are eliminated in relation to the Group’s holding in the associated company. Unrealized losses are also eliminated, unless the transaction is evidence of the need for impairment to be recognized in the transferred asset. The accounting principles for associated companies have been changed, where necessary, to guarantee the consistent application of principles within the Group.

SEGMENT REPORTING

A business segment is a group of assets and operations providing products or services exposed to risks and opportunities that differ from those applicable to other business segments. Geographic segments provide products and services within an economic environment exposed to risks and opportunities that differ from those applicable to other economic environments.

From January 1, 2006, OMX has been divided into three divisions – Nordic Market-places, Information Services & New Markets and Market Technology. Geographically, OMX is divided into four regions: Nordic Countries, Rest of Europe, North America and Asia/Australia. The geographic grouping corresponds to regions where the company’s operations have relatively similar system solutions, rules and regulations and customer behavior. Comparative figures have been adjusted according to the new organization.

CURRENCY TRANSLATION

FUNCTIONAL CURRENCY AND REPORTING CURRENCY

Items included in the financial statements of the various units within the Group are valued in the currency used in the economic environment in which each company mainly operates (functional currency). In the consolidated accounts, SEK is used, which is the Parent Company’s functional and reporting currency.

TRANSACTIONS AND BALANCE SHEET ITEMS

Transactions in foreign currencies are translated into the functional currency according to the exchange rates applicable on the transaction date. Exchange-rate gains and losses arising through the payment of such transactions and on the translation of monetary assets and liabilities in foreign currencies at the exchange rate applicable on the closing date are reported in the income statement. The exception is where transactions represent hedges meeting the requirements for hedge accounting of cash flows or net investments in which gains and losses are reported against shareholders’ equity. Translation differences for non-monetary items, such as shares classed as financial assets available for sale, are entered in the reserves in shareholders’ equity.

GROUP COMPANIES

The earnings and financial position of all Group companies (of which none uses a high-inflation currency), which use a functional currency other than the reporting currency, are translated into the Group’s reporting currency in accordance with the following:

a) assets and liabilities for each balance sheet are translated at the closing date exchange rate,

b) revenues and expenses for each income statement are translated at the average exchange rate, and

c) all exchange-rate differences that arise are reported as a separate item in share-holders’ equity.

In consolidation, exchange-rate differences arising as a consequence of the translation of net investments in foreign operations, borrowing and other currency instruments identified as hedges for such investments are allocated to shareholders’ equity. In the divestment of foreign operations, such exchange-rate differences are reported in the income statement as part of the capital gain/loss. Goodwill and adjustments of fair value arising in the acquisition of foreign operations are treated as assets and liabilities associated with those operations and are translated at the closing date exchange rate.

TANGIBLE FIXED ASSETS

Tangible fixed assets are reported at their acquisition cost with deductions for depreciation and possible impairment. The acquisition cost includes expenses directly attributable to the acquisition of the asset. Depending on which alternative is suitable, additional expenses are added to the carrying amount of the asset or are reported as a separate asset only if it is probable that future financial advantages associated with the asset will benefit the Group and if the acquisition cost of the asset can be ascertained in a reliable manner. All other forms of repairs and maintenance shall be reported as costs in the income statement during the period in which they are incurred. Straight-line depreciation is conducted over three to ten years, which is estimated to be the asset’s useful life. Assets’ residual values and useful lives are tested and adjusted as necessary. An asset’s carrying amount is immediately written down to its recoverable amount if the asset’s carrying amount exceeds its estimated recoverable amount. On divestment, gains and losses are determined by comparing the sales proceeds and the carrying amount and are reported in the income statement.

INTANGIBLE FIXED ASSETS

Intangible fixed assets are reported at their acquisition cost with deductions for amortization and possible impairment. The acquisition cost includes expenses directly attributable to the acquisition of the asset. Depending on which alternative is suitable, additional expenses are added to the carrying amount of the asset or are reported as a separate asset only if it is probable that future financial advantages associated with the asset will benefit the Group and if the acquisition cost of the asset can be ascertained in a reliable manner.

GOODWILL

Goodwill comprises the amount by which the acquisition cost exceeds the identifiable fair value of the Group’s share of the net assets of the acquired subsidiary/associated company at the time of acquisition. Goodwill on the acquisition of subsidiaries is reported as an intangible asset. On the acquisition of associated companies, goodwill is included in the holding in the associated company. Goodwill is deemed to have an indeterminate useful life and is divided among cash-generating units at as detailed a level as possible and is tested annually to identify possible impairment. The Group’s goodwill values are attributable mainly to the acquisitions of the Nordic exchanges within the Nordic Marketplaces division, where each legal company represents a cash-generating unit. The carrying amount is the acquisition cost less accumulated impairment. Gains or losses on the divestment of a unit include the remaining carrying amount of the goodwill attributable to the divested unit.

OTHER INTANGIBLE FIXED ASSETS

Other intangible fixed assets are amortized on a straight-line basis over an expected useful life of three to 20 years. All other intangible fixed assets are tested annually to identify possible impairment needs.

Capitalized expenditures for research and development

All expenditures for research are charged as an expense when they arise. Expenses relating to the development of new products are treated as intangible assets when they fulfill the following criteria: it is likely that the asset will provide future financial benefit to the Group (contribute a positive cash flow), the acquisition cost can be calculated in a reliable manner, the company intends to take the asset to completion, and that the company has the technical, financial and other resources to complete development, use or sell the asset. Important documentation for the verification of such capitalization includes business plans, budgets, outcomes and external evaluations. In certain cases, capitalization is based on the company’s estimation of future outcome, such as prevailing market conditions. The acquisition cost of an internally developed intangible asset is the total of those expenses incurred from the time when the intangible asset first fulfils the criteria set out by generally accepted accounting principles (see criteria above). Internally developed intangible assets are reported at acquisition cost with deductions for accumulated impairment losses and any write-downs. Revenue from in-house work carried out during the fiscal year on company assets that have been carried forward as fixed assets is reported in the income statement under the heading “Own work capitalized.” The item relates only to capitalized personnel expenses. No reduction of personnel expenses has been made for work that relates to capitalized assets. Instead, these expenses have been met by the reported revenue. Own work capitalized has therefore no impact on income but does have a negative impact on the operating margin.

Customer contacts

Customer agreements that have been identified in conjunction with acquisitions have been valued on the basis of expected cash flow and reported as intangible assets. Reported customer agreements are entirely attributable to the acquisitions of the Copenhagen Stock Exchange (CSE) and Eignarhaldsfelagid Verdbrefathing hf (EV). Straight-line amortization is applied to these agreements over their estimated useful lives (20 years).

Brands and licenses

Brands and licenses are reported at their acquisition cost. Brands and licenses are reported at acquisition cost less accumulated amortization. Straight-line amortization is applied to distribute the cost of brands and licenses over their estimated useful lives (five to 20 years).

Software

Acquired software licenses are capitalized on the basis of the costs arising when the software concerned is acquired and brought into use. These costs are amortized over the estimated useful life (three to five years). Costs for the development or maintenance of software are expensed as they arise. Costs closely associated with the production of identifiable and unique software controlled by the Group, which generates probable financial benefit for more then a year and exceeds the costs, are reported as intangible assets. Costs closely associated with the production of software include personnel costs for software development and a reasonable portion of attributable indirect costs. Development costs for software reported as assets are amortized over their estimated useful lives.

Impairment

Assets with an indeterminable useful life are not depreciated/amortized but tested annually for impairment. Depreciated/amortized assets are assessed for a reduction in value whenever events or changes in conditions indicate that the carrying amount may not be recoverable. Impairment is recognized in the amount by which an asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less sale costs and its value in use. In assessing the need for impairment, assets are grouped at the lowest level at which separately identifiable cash flows exist (cash-generating units). On the closing date, a test is performed on other assets than financial assets and goodwill that have previously been depreciated/amortized to ascertain whether the asset should be reversed.

Financial instruments

The Group classifies its financial instruments according to the following categories:

•	financial assets stated at fair value in the income statement

•	loan receivables and accounts receivable

•	financial instruments held to maturity

•	financial assets available for sale

•	financial liabilities stated at fair value in the income statement

•	financial liabilities carried at amortized cost.

The classification depends on the purpose for which the instruments were acquired. Management determines the classification of instruments on the first occasion on which they are reported and reassesses their classification on each report occasion.

A financial asset or liability is entered in the balance sheet when the company becomes a party to the contractual conditions of the instrument. Accounts receivable are recognized in the balance sheet once the invoice has been sent. Liabilities are recognized when the corresponding party has performed its undertaking and the company is liable for payment, even if the invoice has not yet been received. Accounts payable are recognized when invoices are received.

A financial asset is derecognized in the balance sheet when the rights conveyed by the agreement are realized, when they mature or when the company loses control over them. The same applies to part of a financial asset. A financial liability is derecognized in the balance sheet when the obligations of the contract have been met or otherwise concluded. The same applies to part of a financial liability.

Acquisitions and disposals of financial assets are recognized on the date of the transaction, the date on which the Group undertakes to acquire or divest the assets, except in cases where the company acquires or divests listed securities, in which case settlement date accounting is applied.

Financial instruments are initially stated at fair value plus transaction costs, which applies to all financial assets that are not valued at fair value in the income statement.

Financial assets stated at fair value in the income statement

This category has two subordinate categories: financial assets held for trading and those initially categorized as stated at fair value in the income statement. A financial asset is classified in this category if it is primarily acquired with the purpose of being sold within a short period of time or if this classification is determined by management. Derivative instruments are also categorized as held for trading if not identified as hedges. Assets in this category are classified as current assets if held for trading or expected to be sold within 12 months from the closing date. Assets in this category are continuously reported at fair value and changes in value are reported in the income statement.

Loans receivable and accounts receivable

Loan receivables and accounts receivable are non-derivative financial assets with fixed or determinable payments that are not listed in an active market. They are characterized by the fact that they arise when the Group makes funds, goods or services available directly to a customer without intending to trade the resulting receivable. They are included among current assets with the exception of items maturing more than 12 months after the closing date, which are classified as fixed assets. Loan receivables and accounts receivable are included under the heading accounts receivable and other receivables in the balance sheet. Accounts receivable are reported at the amount expected to be received less deductions for doubtful receivables judged on an individual basis. Because accounts receivable are expected to have a short maturity period, values are reported at a nominal amount without discounting. Impairment losses on accounts receivable are reported among operating expenses. Loan receivables are stated at amortized cost applying the effective interest method.

Financial instruments held to maturity

Financial instruments that are held to maturity are non-derivative financial assets with fixed or determinable payments and with specified terms, which the Group’s management intends and has the ability to hold until maturity. Assets in this category are stated at amortized cost applying the effective interest method.

Financial assets available for sale

Financial assets available for sale are non-derivative assets that are either attributable to this category or have not been classified in any of the other categories. They are included in fixed assets if management does not intend to divest the asset within 12 months after the balance sheet date. Assets in this category are continuously valued at fair value and the change in value is reported in shareholders’ equity. Exchange-rate fluctuations in monetary securities are reported in the income statement while exchange-rate fluctuations in non-monetary securities are reported against shareholders’ equity. When instruments classified as instruments available for sale are divested or when impairment losses are to be made on the instruments, accumulated adjustments in fair value are recognized in the income statement as gains and losses from financial instruments. Interest on securities available for sale that have been calculated by applying the effective interest method are reported in the income statement under other revenue. Dividends on equity instruments available for sale are reported in the income statement under other revenue when the Group’s right to receive payment has been established.

Financial liabilities stated at fair value in the income statement

Financial liabilities valued at fair value in the income statement are derivatives with negative fair values unless identified as hedges.

Financial liabilities carried at amortized cost

Financial liabilities carried at amortized cost denotes financial liabilities other than those included in the category financial liabilities stated at fair value in the income statement. Borrowing is included among other financial liabilities, initially at fair value, net after transaction costs. Borrowing is subsequently reported at accrued acquisition cost and any difference between the amount received (net) and the repayment amount is distributed over the term of the loan as interest expense applying the effective interest method.

CASH EQUIVALENTS

Cash equivalents include cash and bank balances and other short-term investments maturing within three months from the acquisition date and that can easily be converted into cash.

SHARE CAPITAL

Transaction costs directly attributable to the issuing of new shares or options are reported net after tax in shareholders’ equity as a deduction from the proceeds of the new share issue. In the event that a Group company acquires shares in the Parent Company (repurchase of treasury shares), the purchase price paid, including any directly attributable transaction costs (net after tax) reduces that part of shareholders’ equity that relates to shareholders in the Parent Company until the shares have been canceled, reissued or divested. If these shares are subsequently sold or reissued, the amount received, net after directly attributable transaction costs and income tax effects, is reported in that portion of shareholders’ equity that relates to shareholders in the Parent Company.

DEFERRED TAX

Current and deferred income tax for Swedish and foreign Group companies is reported under the heading Taxes in the income statement. The companies are liable to pay taxes according to applicable legislation in each country. National income tax is calculated on nominally entered earnings with additions for non-deductible items, deductions for non-taxable revenues and other deductions, primarily untaxed dividends from subsidiaries. In the balance sheet, deferred tax liabilities and assets are calculated and reported on the basis of temporary differences between the carrying amounts and taxable values of assets and liabilities, as well as other tax-related deductions or deficits. Deferred tax assets are reported at a value considered true and fair and only when it is likely that it will be possible to realize the underlying loss carryforwards within the foreseeable future. The reported values are reviewed at each closing date. Deferred income tax is calculated by applying the tax rates and laws that have been decided or announced on the closing date and that are expected to apply when the deferred tax asset in question is realized or when the deferred tax liability is settled. The effects of changes in applicable tax rates are recognized in income in the period in which the change becomes law. See Note 11.

EMPLOYEE BENEFITS

PENSION COMMITMENTS

According to IAS 19, pension obligations are classified as defined-contribution plans or defined-benefit plans. The defined-contribution plans are mainly accounted for at the cost (premium/ contribution) incurred during the fiscal year for securing employee pension benefits. In these cases, there is no need to perform an actuarial evaluation of the pension plan from an insurance perspective and the Group’s earnings are charged for expenses in pace with the benefits being earned. Defined-benefit plans must be established according to the present value of defined-benefit obligations and the fair value of any plan assets. In that case, the “Projected Unit Credit Method” is used to calculate obligations and costs, in which consideration is also given to future salary increases. OMX has only defined-contribution pension obligations and in the event that companies with defined-benefit plans are acquired, management will determine whether there is cause and opportunity to replace the defined-benefit plan with a defined-contribution plan.

EMPLOYEE STOCK OPTION PROGRAM

OMX issued employee stock options during the years 2001 and 2002.

If the share price exceeds the redemption price when the options are redeemed, the employee is entitled to receive shares or compensation in cash for the difference between the share price and the redemption price. This is known as a “cash-settled plan.” The options were allocated free of charge, and their fair value was reported as a liability as of January 1, 2004 when the transition to IFRS 2 took place. The valuation of the liability is affected by changes in the fair value of the options and by personnel turnover, and this is reported as changes in personnel costs in the income statement. When employees leave the company, the liability is reduced by the corresponding amount of the employee’s share. In order to limit the costs for the program (including social security contributions) in the event of a price increase, limit dilution and secure the provision of shares upon exercise of these options, an agreement was signed earlier with an external party to provide OMX shares at a fixed price (share swap). As described under “Financial instruments,” above, the share swap will be stated at fair value on an ongoing basis. Changes in fair value are transferred to the income statement and reported as changes in personnel costs, and thus limit the effect of changes in the fair value of the employee stock options as described above. The financing costs for the share swap are reported as a financial expense. For OMX employees in countries where social security contributions are payable for share-based benefits, the social security contributions are expensed on an ongoing basis for the benefit of the employee. The benefit consists of the fair value of the options as described above.

SHARE MATCH PROGRAM

A Share Match Program was introduced in 2006. The Share Match Program is a long-term program for approximately 30 senior executives and key individuals in OMX and runs over a period of three years. The Share Match Program is a program regulated/settled on the basis of shareholders’ equity.

Payroll costs for the Share Match Program are reported during the vesting period for matching shares based on the fair value of the shares on allotment date. The fair value is based on the share price when the investment is made, adjusted to ensure that no dividend is paid prior to the matching and adjusted to the market conditions included in the program. This date is the date of the offering. Amounts corresponding to the costs for the Share Match Program are reported in the balance sheet as shareholders’ equity. The vesting conditions affect the number of shares that OMX will match. We estimate the probability of achieving performance targets for shares under performance-based programs when personnel expenses are calculated for these shares. Costs are calculated based on the number of shares that is expected to be matched at the end of the vesting period. Non-market related conditions for vesting are considered in the assumptions regarding the number of options expected to be vested. When purchased and vested shares are matched, social security contributions shall be paid on the value of the employee benefit in certain countries. The employee benefit is generally based on the market value on matching date. Provisions for estimated social security contributions are established during the vesting period.

OMX’s Annual General Meeting on April 12, 2007 resolved to approve the proposed Share Match Program 2007 regarding approximately 95 senior executives and key individuals in OMX. The Share Match Program 2007 has not been initiated and will not be initiated due to the fact that OMX has been subject to a public offer since May 2007.

COMPENSATION UPON TERMINATION OF EMPLOYMENT

Compensation is payable upon termination of employment when an employee is given notice of termination of employment before the normal pension time, or when an employee voluntarily resigns in exchange for such compensation. The Group reports severance pay when it is demonstrably obliged either to lay off employees irrevocably in accordance with a detailed formal plan, or to pay compensation upon termination of employment resulting from an offer made to encourage voluntary resignation.

VARIABLE SALARY

The Group reports a liability and an expense for variable salary, based on a Group-wide program, “Short-term Incentive 2007,” see Note 7. The Group reports a provision when there is a legal obligation to do so, or an informal obligation based on prior practice.

PROVISIONS

Provisions are reported in the balance sheet when the Group has an existing legal or informal obligation in this regard due to the occurrence of an event that can be expected to result in an outflow of financial benefits that can reasonably be estimated. Provisions for restructuring costs are reported when the Group has presented a detailed plan for implementing the measures, the plan has been communicated to the parties concerned, and a well-founded expectation has been created. See Note 24.

DERIVATIVE INSTRUMENTS AND HEDGING MEASURES

Derivative instruments comprise, among others, futures, options and swaps that are used to cover the risk of exchange-rate fluctuations or exposure to interest-rate risks. Derivative instruments are first reported at fair value on the date on which the contract was signed and the fair value is subsequently reassessed on each reporting occasion. The method for reporting gains or losses depends on whether the derivative instrument is classified as a hedging instrument and in such a case the nature of the hedged item. In the Group, derivative instruments are classified as either hedging of fair value of reported assets or liability or of a binding commitment (hedging of fair value), hedging of forecasted transactions (cash-flow hedging) or as hedging of net investments in foreign operations.

Whenever hedging is entered into, the relationship between the hedging instrument and the hedged items, and the company’s risk-management targets and strategy for hedging is documented in the Group. The Group also documents, whenever hedging is entered into, its assessment of whether the derivatives used in conjunction with hedging transactions are expected to be effective in achieving counteracting effects in fair value or the cash flow that are attributable to the hedged risk. The Group continuously documents the effectiveness of the hedging transactions.

Hedging of fair value

Changes in the fair value of derivative instruments classified as hedging of fair value are reported on the same line of the income statement as the change in value of the hedged item. Gains and losses pertaining to hedging are reported in the income statement on the same date as when gains and losses are reported for items that have been hedged. Since the entire change in value of the derivative instrument is reported directly in the income statement, any ineffective portion of the derivative instrument is recognized in the income statement. In the case that the conditions for hedge accounting are no longer fulfilled, the derivative instrument is reported at fair value including any change in value in the income statement in accordance with the principle described above.

Cash-flow hedging

Changes in value of cash-flow hedging are reported in shareholders’ equity and reentered in the income statement in line with the hedged cash flow impacting the income statement. Any ineffective portion of the change in value is reported directly in the income statement. If the forecasted cash flow forming the basis of the hedging transaction is no longer deemed to be probable, the accumulated result reported in shareholders’ equity is transferred directly to the income statement.

Hedging of foreign net investments

Changes in value of exchange-rate differences attributable to derivative instruments intended to hedge net investments in foreign operations are reported in shareholders’ equity. Any ineffective portion of gains or losses is reported directly in the income statement as a financial item. The accumulated result in shareholders’ equity is re-entered in the income statement in the event that the foreign operations are divested.

DERIVATIVES TO WHICH HEDGE ACCOUNTING IS NOT APPLIED

If hedge accounting is not applied, increases or decreases in the value of the derivative are reported as income or expense in Operating profit/loss or in Net financial income/expense, depending on the purpose for which the derivative instrument is being used and whether its use relates to an operating item or a financial item. If hedge accounting is not applied when interest swaps are used, the interest coupon is reported as interest and any other value change of the interest swap is reported as other financial income or other financial expense.

Derivative positions at Nordic Marketplaces

By virtue of their clearing operations in the derivatives markets, Nordic Marketplaces is formally the counterparty in all derivative positions traded via the exchanges. However, the derivatives are not used by the exchanges for the purpose of trading on their own behalf but should be viewed as a way of documenting the counterparty guarantees given in clearing operations. The counterparty risks are measured using models that are agreed with the financial inspection authority of the country in question. The risk situation in regard to the risks involved in liquidating positions is unchanged compared with before. Collateral for liquidating outstanding derivative instruments is pledged in the same manner as before. According to IAS 39/IAS 32, the market value of the abovementioned derivative positions must be reported gross in the balance sheet after netting by customer where an offset possibility exists.

CALCULATION OF FAIR VALUE

The fair value of financial instruments that are traded in an active market (such as market-listed derivative instruments, financial assets held for trading and financial assets available for sale) is based on quoted market prices on the closing date. The shares in Oslo Børs Holding ASA are listed on the Norwegian Securities Dealers Association’s OTC list. The market for the share is characterized by a low number of settlements and high volatility. The value of the shareholding is based on the volume-weighted average of transactions in the most recent quarter.

The fair value of financial instruments that are not traded in an active market (such as OTC derivatives) is determined by applying generally accepted valuation techniques. The Group uses a number of different methods and makes assumptions based on the market conditions that prevail on the closing date. Quoted market prices or quotes by brokers for similar instruments are used for long-term liabilities. Other techniques, such as calculation of discounted cash flows, are used to determine the fair value of the remaining financial instruments. The fair value of interest swaps is calculated as the present value of the estimated future cash flows. The fair value of currency futures is determined based on market prices for currency futures on the closing date. The par value of accounts receivable and accounts payable, less any perceived credits, is assumed to correspond to their fair value. The fair value of financial liabilities is calculated, for clarification in notes, by discounting the future contracted cash flow to the current market rate of interest available to the Group for similar financial instruments.

COLLATERAL PLEDGED TO OMX’S EXCHANGE OPERATIONS

Through their clearing operations, OMX’s exchanges enter as the counterparty into each options and futures contract, thereby guaranteeing the fulfillment of each contract. Customers, who either through an option or futures contract, incur a financial obligation towards OMX’s exchanges, must pledge collateral against this obligation in accordance with the specific rules regulating this area. Most of the collateral pledged comprises cash and securities issued by the Swedish State. For other collateral pledged, see Note 28.

CONTINGENCIES

A contingency relates to a possible commitment arising from events that have occurred but for which the actual commitment can only be confirmed by the occurrence of one or more uncertain future events that are not fully within the company’s control, or a commitment that arises from events that have occurred but are not reported as liabilities or provisions due to the fact that it is unlikely that an outflow of resources will be required to regulate the commitment, or that the size of the commitment cannot be calculated with sufficient accuracy.

REVENUE RECOGNITION

The Group’s reported net sales relate primarily to trading revenue and the sale of systems and services. Revenue is recognized in the income statement when the product or service has been delivered in accordance with the applicable terms and conditions for delivery and it is probable that future financial benefits will flow to the company and these benefits can be measured reliably. Interest income is recognized on a time proportion basis that is calculated on the basis of the yield on the underlying asset. Dividends are recognized in the income statement when the shareholders’ right to receive payment is established. Income received in the form of assets (for example shares) is valued at fair value on the transaction date.

NORDIC MARKETPLACES

Revenues within this business area comprise, in addition to trading revenues, premium revenues for options written and payments for futures sold. Premium revenue and expenses as well as futures payments made and received are shown as net figures in the income statement. Consequently, current account assets and liabilities are reported according to the net accounting principle in the balance sheet where right of offset applies. Issuers’ revenues are recognized on a continuous basis as services are rendered.

INFORMATION SERVICES & NEW MARKETS

Revenues within this business area comprise, in addition to trading revenues from Baltic Markets, information revenue, revenues from the central securities depositories in Tallinn and Riga and revenue from services in securities administration. These revenues are recognized on a continuous basis as services are rendered.

MARKET TECHNOLOGY

OMX applies the percentage-of-completion method to its technology sales, license and project revenues. In applying the percentage-of-completion method, income is recognized in line with the completion (development) of a project. An anticipated loss on a project is immediately treated as an expense. The fundamental premise of the percentage-of-completion method is that project revenue and expenditure can be accurately assessed and that the degree of development can be reliably established. At OMX, the degree of development is established through the relationship between the hours that have been worked by closing date and the estimated number of project hours in total. The occasional project arises for which an accurate assessment of project revenue and expenditure cannot be made when the year-end accounts are prepared. In these cases, no profit is reported for the project. The percentage-of-completion method is applied as soon as possible. A present-value calculation has been performed for those project receivables that do not fall due within 12 months. Income from support and facility management services is recognized on a continuous basis as services are rendered and over the contract period.

INTERNAL SALES

The main principle for transactions between companies within the Group is that the price is determined according to market price. Market price is the price an external customer is willing to pay or the price an external supplier would charge for providing the service. In cases where comparable market prices cannot be established, the price of the transaction is determined according to the cost-coverage method plus a margin. The cost-coverage method entails remuneration for direct costs as well as a reasonable portion of the indirect costs that the company has accumulated while providing the service. Any internal profit that arises as a result is eliminated within the Group. Common functions, such as premises-leasing expenses and office services, are invoiced between companies within the Group according to the cost-coverage method.

LEASING

In the consolidated accounts, leasing is classified as financial or operational leasing. Financial leasing applies where the financial risks and benefits associated with ownership are, in all material aspects, transferred to the lessee. Where this is not the case, operational leasing applies. In the case of operational leasing, leasing fees are expensed over the period of the lease, which commences when usage starts. OMX only has operational leasing commitments.

DIVIDENDS

Dividends to the Parent Company’s shareholders are reported as a liability in the Group’s financial statements in the period when the dividend is approved by the Parent Company’s shareholders.

FIXED ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

When a decision has been made to discontinue an asset or cash-generating unit by selling it, the asset or unit in question is classified as being held for sale.

Assets classified as held for sale are reported separately in the balance sheet at the lower of carrying amount and fair value, with a deduction made for selling costs. Earnings of discontinued operations and operations in the process of being discontinued are reported in a separate column in the income statement. Losses resulting from decreases in value when assets are classified for sale are included in the income statement.

CASH-FLOW STATEMENT

The cash-flow statement was prepared in accordance with the indirect method. Financial investments with a duration in excess of three months are not included in cash equivalents. Accordingly, cash equivalents may fluctuate when there are changes in the duration of investments.

CURRENT TRADING ACCOUNT

The current trading account’s assets and liabilities in OMX’s exchange operations have been reported according to the net accounting principle within the respective clearing operations in cases where a right of offset exists.

ASSESSMENT OF THE EFFECTS ON OUR FINANCIAL REPORTING RELATING TO FUTURE ACCOUNTING STANDARDS

When the consolidated financial statements were prepared as at December 31, 2007, the following standards and interpretations had been published but had not yet come into effect.

The following standards or statements come into effect in 2008/2009:

•	IAS 1 Amendment: Presentation of Financial Statements (January 1, 2009)

•	IAS 23 Amendment: Borrowing Costs (January 1, 2009)

•	IAS 27 Amendment: Consolidated and Separate Financial Statements (January 1, 2009)

•	IFRS 2 Amendment: Share-based Payment (January 1, 2009)

•	IFRS 3 Amendment: Business Combination (July 1, 2009)

•	IFRS 8 Operating Segments (January 1, 2009)

•	IFRIC 11 – IFRS 2 Group and Treasury Share Transactions (January 1, 2008).

The following standards or statements will come into effect in 2008/2009 but are not relevant to the Group:

•	IFRIC 14 – IAS 19 The Limit on a Defined Benefit Asset, Minimum Funding Requirements and Their Interaction (January 1, 2008)

•	IFRIC 12 Service Concession Arrangements (January 1, 2008)

•	IFRIC 13 Customer Loyalty Programmes (July 1, 2008).

Of the above-listed standards and interpretations, the amendments to IAS 1, IAS 23, IAS 27, IFRS 2, IFRS 3, IFRIC 12, IFRIC 13 and IFRIC 14 had not been adopted by the EU at January 1, 2008. A number of annual improvements to standards and statements are expected in 2008/2009, which have not been adopted by the EU. In the management’s view, none of these new standards or changes to standards is expected to have any influence on the Group’s earnings or financial position at present.

RISK MANAGEMENT

RISK MANAGEMENT AT OMX

OMX’s business operations place high demands on effective risk management which comprise a fundamental part of the Group’s strategic and systematic efforts to achieve operational goals while minimizing potential disruptions. Parts of OMX are subject to special regulation and supervision. The conditions for an efficient process are created through a business adapted and integrated risk management model that takes into account external and internal requirements. This enables controlled risk for the purpose of optimizing business value. There is particular focus at Group and business area levels to maintain high levels of capability in crisis management, business-related continuity and incident management, as well as business intelligence.

The aim of risk management is to increase value for our shareholders, customers, employees and other stakeholders by maintaining an adequate level of protection of the Group’s prioritized assets. This is achieved by eliminating or minimizing risks and disruptions to our business operations that would otherwise generate financial losses or other undesired costs.

OMX’S RISK MANAGEMENT ORGANIZATION

The following roles and responsibilities are included in OMX’s risk management in order to ensure compliance with laws and regulations, governance, coordination and the development of methodology, as well as operational risk management activities:

The Board of Directors is ultimately responsible for adequate and efficient risk management.

The President is ultimately responsible for ensuring that risk management is applied in accordance with the Board’s directions.

The Group Risk Management & Control (GRMC) staff function has the task of governing and coordinating risk management with regard to organization, roles and responsibilities, framework including methodology, reporting and control. GRMC includes governance of Security, Risk Management, Insurance and Internal Control including coordination and support in the event of crises and major incidents.

Management (at executive, business area and business support level) is responsible for identifying, assessing, managing and reporting the risks found within their respective areas of responsibility.

Specialists in various security areas, such as operational and financial risk management and insurance, support management and others in the line organization with analyses and management of risks and incidents.

All employees and contracted personnel are, to a certain extent, included in risk management in their roles and respective areas of responsibility. Internal Audit is responsible for the independent audit of risk management, regarding both observance of governance, control activities and reporting.

OMX’S RISK MANAGEMENT PROCESS

OMX’s risk management is a business-integrated process that covers both business and support units at various levels in the organization. The methodology applied is partially based on the international ERM-standard (Enterprise Risk Management standard) in accordance with COSO (the Committee of Sponsoring Organizations of the Treadway Commission) with additional methodology for the areas of Security, Insurance and Internal Control. The risk management process is integrated in the operations conducting business activities, such as strategic management and development work, and is directly linked to the company’s business planning and follow-up.

Risk management is a standardized and continuous process which aims to identify, evaluate, manage, control and report significant risks to which OMX may be exposed. Risk management employs different forms of preventative measures and strategies, such as risk prevention, damage limitation and risk financing, in order to safeguard the Group’s objectives and the majority of goals set at business area and operational levels.

OMX’s risk management not only includes risks in the day-to-day business operations but also risks arising in conjunction with forward-looking strategic investments in order to optimize the company’s business opportunities.

Risk management including control activities is decentralized to each business area and support function. As a result, all business areas, support functions and Group staff functions work with the management of financial, operational and strategic risks. Risks are divided into short-term and long-term risks.

The operations report identified and assessed risks periodically to GRMC, which presents consolidated risk reports to the Risk Steering Group. The CEO reports on consolidated risks in OMX to the Board.

RISK MANAGEMENT IN OMX’S BUSINESS AREAS

The Nordic Marketplaces business area and its units comprise operations that are subject to special regulation. Corresponding requirements apply to the Information Services & New Markets business area which includes trading information, the Baltic exchange operations and central securities depositories. Finally, the Market Technology business area provides system solutions, systems operation and other services to exchanges, clearing organizations, central securities depositories and other types of authorized companies in the financial markets in a number of different countries. All business areas manage operational and strategic risks particularly those that fall under their respective areas of focus and responsibility.

Nordic Marketplaces

Nordic Marketplaces primarily manages risks attributable to the clearing operations for derivatives instruments. These risks arise as a result of the clearing organization serving as the counterparty in those transactions, entailing issuing a guarantee for ensuring that a clearing contract will be fulfilled. The clearing operations’ risks include counterparty risks, settlement risks and liquidity risks, of which the significant risk is that one or more clearing counterparties will fail to fulfill its commitments. One of the primary obligations of clearing counterparties is to pledge the requisite collateral, in terms of both amount and securities as required by the applicable rules, as protection against the counterparty risk assumed. In addition, netting is applied which implies that the counterparty risk is reduced to the net exposure of outstanding positions in relation to each counterparty. This facilitates risk management in the clearing operations by decreasing the value of the payments to be made, and reducing the need for liquidity facilities.

Market Technology

The special risks associated with the Market Technology business area are attributable mainly to the various phases in the provision of a service: the sales phase, the delivery and implementation phase and the production phase.

The sales phase involves the risk of the absence of profitability and foreign exchange risk. Operational risks are managed in the other phases. Significant emphasis placed on IT security and planning for continuity and reliable operations encompasses risk management with the aim of preventing risks and limiting damage.

FINANCIAL RISK MANAGEMENT IN 2007

OMX is exposed to various kinds of financial risks through its international operations.

ORGANIZATION AND OPERATION

The Group’s financial operations and financial risk management are centered around OMX’s internal bank, OMX Treasury. The goal of OMX Treasury is, within given risk limitations, to manage the Group’s financial risk exposure, to optimize net financial income and generate value for business operations through financial services. Significant economies of scale, lower financial costs and better oversight and management of the Group’s financial risks are achieved through centralized financial operations. Operations are conducted according to a Finance Policy, which forms the framework and specifies guidelines and limitations. The Finance Policy is determined by OMX AB’s Board of Directors and revised continuously.

The Policy deals with the following risks:

•	Credit and counterparty risks

•	Liquidity and financing risks

•	Market risks

•	Currency risks (transaction and translation exposure)

•	Interest-rate risks

•	Price risk.

CREDIT AND COUNTERPARTY RISKS

OMX’s financial transactions give rise to credit risks towards financial counterparties. Credit risk or counterparty risk refers to the risk of loss if the counterparty does not fulfill its obligations. There are counterparty risks when investing in cash equivalents. In accordance with the Finance Policy, financial assets are divided into regulatory capital and surplus liquidity. The assets are handled differently depending on the type of capital managed. The aim is to centralize all surplus liquidity to OMX Treasury to reduce the Group’s liabilities. For cases in which a liability cannot be reduced, this liquidity shall be invested in fixed-income instruments with counterparties that have a high degree of creditworthiness and are defined in the Finance Policy. The management of regulatory capital is centralized to OMX Treasury and comprises the main portion of the Group’s outstanding investments, which according to the Finance Policy are to be invested only in fixed-income instruments with low credit risks. On December 31, 2007, the majority of the regulatory capital was invested in securities issued by the Swedish Government.

The derivative instruments that OMX uses involve a counterparty risk, that is, that the counterparty will not fulfill its portion of the agreement relating to futures or options.

All handling of derivative instruments, apart from derivative instruments attributable to OMX Nordic Exchange Stockholm AB’s clearing operations, are centralized to OMX Treasury. To reduce credit risk, all derivative instruments are usually extended by only three months, meaning that the credit risk involved is low. In order to limit counterparty risk, only counterparties with a high degree of creditworthiness according to the adopted Finance Policy are accepted. OMX Treasury also uses ISDA agreements to minimize counterparty risk.

Counterparty risk is monitored continuously within OMX Treasury. Any deviations from mandates are reported to the CFO. The scope of the counterparty risks at year-end is described in the table “Counterparty risks.” No change in the method or assumptions applied to the calculation of counterparty risk took place during the year. The risks existing on the closing date are deemed to be representative for the Group’s risk during the year.

Counterparty risk also arises through OMX Derivative Markets (which is a secondary name for OMX Nordic Exchange Stockholm AB) providing clearing services and thereby serving as the central counterparty in all contracts subject to counterparty clearing. The Risk Management Department at OMX Derivative Markets has the primary responsibility for managing this risk. The aim is to manage the risk in accordance with surveillance requirements, international industry standards and the permitted risk level determined by OMX AB’s Board, and other relevant bodies within the Group. The principles for managing this risk according to this aim are based on a high level of quality in the clearing operations, a high level of quality in the risk-management framework, application of suitable and conservative methodology for calculating the margin, ensuring a solid legal foundation (that is, an established, clear and transparent set of regulations) and maintaining suitable financial capital and suitable resources in the clearing operations. Pledged collateral amounts to SEK 15,886 m (15,458) (see Note 29 Collateral received by OMX’s exchange operations) on December 31, 2007. The pledged collateral meets the criteria for approved collateral as stipulated by OMX Derivative Market’s derivative regulations. None of OMX Derivative Market’s clearing members, or other counterparties, accounted for more than 15 percent of the total exposure on December 31, 2007.

The Group’s financial transactions regarding accounts receivable give rise to credit risks with financial counterparties. OMX’s work to ensure the credit quality of its accounts receivable and to minimize the risk of customer losses is described below.

Nordic Marketplaces och Information Services

A company that intends to be listed on any of OMX’s exchanges is required to fulfill the criteria set forth in the listing agreement. One of these requirements is that the company shall provide documentation on its profitability and financial resources to conduct its operations.

As regards other services and products in Nordic Marketplaces and Information Services, fixed fees are invoiced in advanced and larger variable fees are invoiced monthly in arrears. This minimizes the risk of losses in accounts receivable.

Market Technology

Customers in Market Technology are exchanges, alternative trading venues, banks and securities brokers. Each major project commences shall have a documented project plan that includes a credit assessment of the customer. The assessment is primarily based on the ownership structure of the potential customer and the customer’s financial strength and/or business plans prepared for new initiatives. A start fee, covering OMX’s costs for the immediate period of the project, is invoiced when the project begins. In general, OMX works actively with collection of outstanding accounts receivable. Weekly follow-ups are complied and reported to executive management. The claim is sent to debt recovery as a final stage if a customer does not pay. None of OMX’s customers accounted for more than 9 percent of invoicing on December 31, 2007.

Liquidity and financing risks

Liquidity risk, or financing risk, is the risk that OMX is unable to fulfill its commitments associated with financial liabilities. OMX’s borrowing represents the most significant portion of the Group’s financial liabilities. In accordance with the Finance Policy, OMX Treasury is to ensure that OMX has sufficient cash equivalents and/or credit facilities to cover short-term liability payments. The aim is that the key figure of “payment readiness” shall exceed one (1), meaning that OMX shall have adequate funds in the form of cash equivalents or credit facilities to cover, at a minimum, liabilities that are due for payment within one year. Financing risk refers to the risk that costs will be higher and financing possibilities limited when a loan is to be refinanced, and that it will not be possible to fulfill payment obligations due to insufficient liquidity or difficulties in obtaining financing. OMX Treasury follows the level of payment readiness and submits monthly reports to the CFO and quarterly reports to the Board. If the payment readiness target has not bee fulfilled, OMX Treasury presents a report to the CFO and takes remedial action as soon as possible.

No change to the methodology or assumptions in the calculation of financing risk took place during the year. However, the liability portfolio has consciously not been extended due to the future combination with NASDAQ, which is why the maturity structure has been shortened and payment readiness decline during the year.

Financing risk is also dealt with by endeavoring to find a suitable balance between short and long-term financing and a diversification between various forms of financing and markets. OMX’s total granted credit facilities as per December 31, 2007 amounted to SEK 3,684 m (3,741), of which SEK 82 m (30) has been utilized (see table: Credit facilities). Of OMX’s credit facilities, SEK 2,100 m is a syndicated credit facility with a three-year term. One portion, SEK 1,500 m, is linked to the company’s commercial paper program for the same amount and, if OMX is unable to issue the commercial papers, entitles the company to borrow capital in the amount of SEK 1,500 m. There are also overdraft and credit facilities for approximately a year of SEK 1,568 m which is dedicated to liquidity requirements linked to OMX’s clearing operations. Financial conditions linked to these credit facilities will be applied if OMX receives a credit rating from Standard & Poor’s of BBB or below. OMX’s long-term counterparty rating with Standard & Poor’s was “A with a negative outlook,” its short-term counterparty rating was “A-1 with a negative outlook”, and it had a rating of K1 on the Nordic scale. During the year, Standard & Poor’s assessment of OMX’s credit rating was changed from “a stable outlook” to “a negative outlook” when the merger between OMX and NASDAQ was announced.

The average term of liabilities as at December 31, 2007 was 2.4 years (3.4). There are five bond loans totaling SEK 1,350 m (see table: Interest-bearing assets and liabilities, Group).

The terms for all of the Group’s financial liabilities are described in the table Maturity structure, financial liabilities.

For OMX’s capital structure, the OMX Board has determined that the financial target for the net debt/equity ratio shall not exceed 30 percent over time. This financial target is continuously monitored by OMX Treasury and reported to the CFO every month and to the Board every quarter. The net debt/equity ratio varied between 14 and 30 percent during the year. Interest-bearing net liabilities amounted to SEK 850 m (847) and shareholders’ equity to SEK

5,117 m (4,614) on December 31, 2007, which meant that the net debt/equity ratio was 16.6 percent (18.4)

Market risk

Market risk is the risk that future cash flows or the fair value of a financial instrument will vary due to changes in the market price. There are three types of market risk: currency risk, interest-rate risk and other price risks.

Currency risks

A significant portion of the Group’s sales are attributable to operations outside Sweden, which means that changes in currency exchange rates have an impact on the Group’s income statement and balance sheet. Currency risk exposure occurs during the sale and purchase of foreign currencies (transaction exposure) and during the translation of foreign subsidiaries’ balance sheets and income statements to SEK (translation exposure).

In accordance with the Group’s Financial Policy, 100 percent of contracted flows and 0-100 percent of forecast flows up to 12 months shall be hedged. Deviations from the prescribed hedge levels can occur within specified guidelines. Hedging of transaction exposure is carried out through currency forwards and options or loans in foreign currencies.

The majority of transaction exposure arising within the Group is attributable to the technology operations through customer contracts and costs in foreign currency. OMX’s total net exposure and hedging of this exposure is monitored continuously by OMX Treasury and reported every month to the CFO and every quarter to the Board. The Currency transaction exposure table describes OMX’s transaction exposure before and after hedging transactions. The table also shows the effect that exchange-rate fluctuations of +/- 5 percent would have on OMX’s earnings. At December 31, 2007, this effect amounted to SEK 6 m. The time of such impact on earnings should be spread over the period that the hedged flows will have an effect on the income statement. Exchange-rate fluctuations of +/- 5 percent are based on the risk parameter defined in OMX’s Financial Policy under currency risk.

Currency forwards that hedge contracted flows fulfill the conditions for hedge accounting. These forwards have been defined as hedging of fair value and are reported in the income statement together with changes in fair value of the asset which gave rise to the hedged risk, see the Hedge relations table. The forward contracts that hedge forecast flows fulfill the requirements for hedge accounting. These forward contracts have been defined as cash-flow hedging. Changes in fair value of these hedges are reported directly against shareholders’ equity, while the portion of the hedge that is not effective is reported directly in the income statement.

Transaction exposure originating from financial cash flows is eliminated by the subsidiaries raising borrowings and making investments in local currency or by hedging these flows by using currency forwards (see table: Hedging of financial loans and assets).

Translation exposure occurs in conjunction with the translation of OMX’s foreign subsidiaries’ balance sheets and income statements and in the recalculation of consolidated goodwill relating to foreign subsidiaries into SEK. In accordance with the Financial Policy, portions of the translation exposure are hedged in order to reduce the volatility of OMX’s financial key ratios. The table Translation exposure – net assets in foreign subsidiaries describes OMX’s translation exposure before and after hedging transactions. The table also shows the effect that exchange-rate fluctuations of +/- 5 percent would have on OMX’s shareholders’ equity. At December 31, 2007, this effect amounted to SEK 208 m. The time of such impact on shareholders’ equity should be the closing date. No change to the methodology or assumptions in the calculation of currency risk exposure took place during the year. The risks existing on the closing date are deemed to be representative for the Group’s risk during the year.

Interest-rate risks

The Group is exposed to interest-rate risks that can impact the Group’s earnings due to changing market rates. Both the Group’s interest-bearing assets, consisting primarily of regulatory capital for counterparty risks within the exchange and clearing operations, and interest-bearing liabilities are exposed to interest-rate risks. The speed with which a permanent change in interest rates can impact the Group’s net financial income depends on the fixed-interest terms of investments and loans.

Fixed-interest terms for Group liabilities are short as stipulated in the Financial Policy. According to the Financial Policy, interest swaps and standardized interest futures are used to change the length of fixed-interest terms, thereby minimizing interest-rate risk.

The Financial Policy provides guidelines on how regulatory capital is to be managed based on an index with a duration of approximately two years. OMX Treasury has a mandate to deviate from this index, although the duration deviation in the portfolio must fall within an interval of zero to three years. As a rule, surplus liquidity is placed in investments with short fixed-interest terms. OMX Treasury continuously monitors the Group’s interest-rate risk for both assets and liabilities. This risk is reported to the CFO every month and to the Board every quarter.

At year-end, net financial debt amounted to SEK 850 m (net debt: SEK 847 m). Financial assets as of December 31, 2007 amounted to SEK 1,081 m (950) and the average effective rate of interest for these assets was 4.03 percent (3.70), while the fixed-interest term was approximately 1.2 years. Interest-bearing securities that are retained are booked at fair value.

At year-end, interest-bearing financial liabilities amounted to SEK 1,931 m (1,797), of which SEK 858 m (1,350) are long-term (see table: Interest-bearing assets and liabilities, Group). During the year, the average fixed-interest term for liabilities varied between two and five months. As per December 31, 2007, the fixed-interest term for borrowings was three months and the effective rate was 4.72 percent (3.33). The interest-bearing financial liabilities are not booked at fair value since the liabilities are to be held until maturity. The exceptions are bonds which have been hedged by using fixed-income derivatives. These fixed-income derivatives are defined as hedging of fair value and fulfill the requirements for hedge accounting. The fixed-income derivative agreements are reported in the income statement together with changes in fair value of the asset or liability that gave rise to the hedged risk (see the Hedge relations table).

In the event of a parallel shift in the Swedish and foreign yield curves upward by one percentage point, the Group’s earnings would be negatively affected in an amount of SEK 22 m (23) on an annualized basis, given the nominal amount and the fixed-interest terms prevailing on December 31, 2007.

No change to the methodology or assumptions in the calculation of interest-rate risk exposure took place during the year. The risks existing on the closing date are deemed to be representative for the Group’s risk during the year.

Price risk in shareholding

OMX is exposed to price risk in the equities market through the holdings of shares in Oslo Børs VPS A/S. The holdings were valued at SEK 449 m on

December 31, 2007. The holdings are continuously monitored by OMX Treasury. At December 31, 2007, a 10-percent lower share price would entail a negative change in value of SEK 45 m in OMX’s holdings in Oslo Børs VPS A/S. This change in value would be directly reported against shareholders’ equity. Other shareholdings are not significant in size (see Note 16). The holdings in associated companies are not included in the sensitivity analysis.

No change to the methodology or assumptions in the calculation of price risk took place during the year. The risks existing on the closing date are deemed to be representative for the Group’s risk during the year.

HEDGING OF EMPLOYEE STOCK OPTION PROGRAM

In order to limit costs for the programs if the share price were to increase, limit dilution and ensure that shares can be provided when options are exercised, an agreement has previously been made with an external party regarding the provision of OMX shares, known as an equity swap. The agreement is valid until June 30, 2009 and corresponds to approximately 130,000 shares at an agreed price of SEK 220.50 per share. The equity swap agreement covers the portion of outstanding employee stock options that are currently deemed to be exercised. In the case that over time it is deemed likely that a different number of employee stock options will be utilized, the number of shares in the agreement with the third party will be adjusted.

OMX continuously pays interest compensation to the counterparty in exchange for the counterparty undertaking to provide the shares. Interest compensation in the agreement corresponds to the net amount of interest expenses on the underlying value of the shares when the agreement was signed and the dividend on the underlying shares (approximately 130,000 shares). Interest expenses are based on a STIBOR of 90 days.

Changes in OMX’s share price affect the value of the equity swap. These changes in fair value are reported in the income statement.

OMX Treasury continuously monitors the company’s exposure and manages the equity swaps to attain the desired hedging effect.

HEDGING OF SHARE MATCH PROGRAM

In order to limit expenses for the program in the event of an increase in the share price, eliminate dilution, and to ensure that shares can be provided when shares are matched in the Share Match Program, OMX has signed an equity-swap agreement amounting to approximately 57,000 shares at a predetermined price of SEK 146 per share. The equity swap covers the portion of shares that are expected to be allotted at the end of the program. The equity swap is reported as an equity instrument in accordance with IAS 32.

OMX has also signed an equity-swap agreement amounting to 18,000 shares at a predetermined price of SEK 123.50 in order to limit the expenses for the social security contributions arising in conjunction with the Share Match Program. Changes in the price of OMX’s shares affect the value of the share swap. These changes in fair value are reported in the income statement.

OMX continuously pays interest compensation to the counterparty in exchange for the counterparty undertaking to provide the shares. Interest compensation in the agreement corresponds to the net amount of interest expenses on the underlying value of the shares when the agreement was signed and the dividend on the underlying shares. Interest expenses are based on a STIBOR of 90 days.

OMX Treasury continuously monitors the company’s exposure and manages the equity swaps to attain the desired hedging effect.

CALCULATION OF FAIR VALUE

The fair value of financial instruments that are traded in an active market is based on quoted market prices on the closing date.

The fair value of financial instruments that are not traded in an active market is determined by applying generally accepted valuation techniques. The Group uses a number of different methods and makes assumptions based on the market conditions that prevail on the closing date. Quoted market prices or quotes by brokers for similar instruments are used for long-term liabilities. Other techniques, such as calculation of discounted cash flows, are used to determine the fair value of the remaining financial instruments. The fair value of interest swaps is calculated as the present value of the estimated future cash flows. The fair value of currency forwards is determined based on market prices for currency forwards on the closing date.

The par value of accounts receivable and accounts payable, less any estimated credits, is assumed to correspond to their fair value. The fair value of financial liabilities is calculated by discounting the future contracted cash flow to the current market rate of interest available to the Group for similar financial instruments.

CURRENCY EXPOSURE

CURRENCY TRANSACTION EXPOSURE

The table shows the Group’s commercial future net flows and net exposure as at December 31, 2007. A sensitivity analysis shows the effect on earnings of a +/- 5 percent change in the value of the SEK.

Currency	Net flow in each base currency (m)	Future net flow December 31, 2007 (SEK m)	Net exposure after hedging (SEK m)	Sensitivity base 1) (SEK m)
AUD/SEK	-6.5	-36.4	-40.3	-2.0
EUR/SEK	65.1	614.7	40.0	-2.0
GBP/SEK	-0.5	-6.8	-13.0	-0.6
NOK/SEK	26.5	31.4	-6.7	-0.3
RUB/SEK	16.0	4.2	0.0	0.0
SGD/SEK	2.1	9.2	-8.3	-0.4
USD/SEK	61.7	395.6	8.2	-0.5
Total		1,011.9	-20.1	-5.8

1)	The negative change in earnings in the event of a +/- 5-percent change in the exchange-rate.

HEDGING OF CURRENCY TRANSACTION EXPOSURE

The table shows a summary of outstanding futures as of December 31, 2007 pertaining to all hedges for commercial flows and transaction exposure. The purpose of the hedges is to safeguard the value of contracted future flows and to increase forecastability. In accordance with the Group’s Financial Policy, 100 percent of the contracted flows and 0–100 percent of estimated flows of up to 12 months shall be hedged. Deviations from the prescribed degree of hedging are permitted within the established guidelines. Currency hedging is undertaken in the market through currency futures, option contracts or loans in foreign currencies.

Currency	Hedged in each base currency (m)1)	Nominal value at year-end rate (SEK m)	Nominal value at forward rate (SEK m)	Unrealized forward result (SEK m)	Average forward rate2)	Date of maturity
AUD/SEK	-0.7	-3.9	-3.7	-0.2	5.35	<12 months
EUR/SEK	-60.9	-574.7	-571.7	-2.9	9.39	<12 months
GBP/SEK	-0.5	-6.2	-6.0	-0.2	12.47	<12 months
NOK/SEK	-32.2	-38.2	-39.1	0.9	1.22	<12 months
RUB/SEK	-16.0	-4.2	-4.1	-0.1	0.26	<12 months
SGD/SEK	-3.9	-17.5	-17.1	-0.4	4.36	<12 months
USD/SEK	-60.3	-387.3	-387.0	-0.4	6.41	<12 months
Total	-174.5	-1,032.0	-1,028.7	-3.3

1)

The aggregated negative change in value of the forward contracts in the event of a +/- 5-percent change in the exchange-rate corresponds to SEK 51.4 m (based on the nominal amount of the contract at forward rate).

2)	The average forward rate is based on the spot rate in the forward contracts entered into. Thus, the forward premium is excluded.

TRANSLATION EXPOSURE – NET INVESTMENTS IN FOREIGN SUBSIDIARIES

The table shows foreign subsidiaries’ net assets in foreign operations and goodwill denominated in foreign currencies. Translation exposure is hedged in order to reduce the volatility in OMX’s key ratios. A sensitivity analysis shows the effect on results in the event of a +/- 5-percent change in the value of SEK.

Currency	Equity (SEK m)	Goodwill (SEK m)	Hedging of net investment1)	Total (SEK m)	Sensitivity2) (SEK m)
AUD	17.2	0.0	0.0	17.2	-0.9
CAD	4.6	0.0	0.0	4.6	-0.2
DKK	713.6	1,176.1	0.0	1,889.6	-94.5
EUR	1,667.2	1,362.1	-1,510.6	1,518.6	-75.9
EEK	51.4	2.3	0.0	53.7	-2.7
GBP	-170.2	61.9	0.0	-1,08.3	-5.4
HKD	-2.1	0.0	0.0	-2.1	-0.1
ISK	158.6	154.2	0.0	312.7	-15.6
LTL	21.6	11.6	0.0	33.2	-1.7
LVL	24.2	1.0	0.0	25.2	-1.3
NOK	55.0	22.4	0.0	77.4	-3.9
SGD	7.5	0.0	0.0	7.5	-0.4
USD	-113.2	8.3	0.0	-104.7	-5.1
Total	2,435.4	2,799.9	-1,510.6	3,724.6	-207.7

1)

The aggregated negative change in value of the forward contracts in the event of a +/- 5-percent change in the exchange-rate corresponds to SEK 75.5 m (based on the nominal amount of the contract at forward rate).

2)	The negative change in earnings in the event of a +/- 5-percent change in the exchange-rate.

HEDGING RELATIONS

The table summarizes the hedging relations reported by the Group for which hedge accounting are applied. The type of hedging entered into is specified in the table.

All currency hedges expire within 12 months. The hedging relation for interest swaps expires in December 2008.

Hedging instrument	Type of hedging	Hedged item	Currency	Hedged amount in base currency (m)	Nominal value at year-end rate, (SEK m)	Nominal value at forward rate, (SEK m)	Unrealized forward rate, (SEK m)	Average forward rate1)
Currency future	Fair value hedge	Contracted Currency flows	EUR/SEK	-60.9	-574.7	-571.7	-2.9	9.39
Currency future	Hedge of net investment	Shareholders’ equity
		equity in subsidiary	EUR/SEK	-160.0	-1,510.6	-1,510.9	0.2	9.44
Currency future	Fair value hedge	Contracted Currency flows	NOK/SEK	-32.2	-38.2	-39.1	0.9	1.22
Currency future	Fair value hedge	Contracted Currency flows	RUB/SEK	-16.0	-4.2	-4.1	-0.1	0.26
Currency future	Fair value hedge	Contracted Currency flows	USD/SEK	-60.4	-387.4	-386.9	-0.4	6.41
Interest swap	Fair value hedge	Issued bonds	SEK	200.0	200.0	N/A	-0.4	N/A
Total							-2.7

1)	The average forward rate is based on the spot rate in the forward contracts entered into. Thus, the forward premium is excluded.

HEDGING OF FINANCIAL LOANS AND ASSETS

The table shows a summary of the Group’s currency futures for hedging of financial assets and loans as at December 31, 2007.

Currency	Hedged in each base currency (m)1)	Nominal value at year-end rate (SEK m)	Nominal value at forward rate (SEK m)	Unrealized forward result (SEK m)	Average forward rate2)	Date of maturity
AUD/SEK	17.2	96.9	97.4	-0.5	5.66	< 12 mån
CAD/SEK	0.1	0.5	0.5	0.0	6.41	< 12 mån
DKK/SEK	460.1	582.4	573.2	9.2	1.25	< 12 mån
EUR/SEK	47.3	446.3	444.5	1.8	9.40	< 12 mån
GBP/SEK	-16.2	-208.7	-212.5	3.8	13.11	< 12 mån
HKD/SEK	-4.1	-3.3	-3.3	0.0	0.81	< 12 mån
ISK/SEK	866.2	89.0	92.1	-3.2	0.11	< 12 mån
NOK/SEK	21.3	25.3	25.9	-0.6	1.22	< 12 mån
SGD/SEK	0.8	3.3	3.3	0.1	4.37	< 12 mån
THB/SEK	-8.4	-1.8	-1.7	-0.1	0.20	< 12 mån
USD/SEK	13.1	83.8	84.0	-0.3	6.43	< 12 mån
Total		1,113.7	1,103.4	10.2

1)

The aggregated negative change in value of the forward contracts in the event of a +/- 5-percent change in the exchange-rate corresponds to SEK 76.9 m (based on the nominal amount of the contract at forward rate).

2)	The average forward rate is based on the spot rate in the forward contracts entered into. Thus, the forward premium is excluded.

FINANCIAL ASSETS

The tables below show a summary of the Group’s and the Parent Company’s financial assets and a maturity structure of financial assets due for payment.

	On December 31, 2007		On December 31, 2006
GROUP	Carrying amount	of which due for payment	Carrying amount	of which due for payment
Other investments held as fixed assets1)	505	—	363	—
Receivables with associated companies	—	—	6	—
Other long-term receivables	42	0	40
Accounts receivable2)	594	229	425	173
Market value of outstanding derivative positions3)	3,404	—	4,401	—
Other short-term receivables4) 5)	848	—	889	—
Short-term investments	607	—	518	—
Cash equivalents	424	—	410	—
TOTAL	6,424	229	7,052	173

1)	The item “Other investments held as fixed assets” is not exposed to credit risk. Refer instead to the section on Market risk.
2)	OMX’s work to ensure a high level of credit quality in its accounts receivables is described in the Credit and counterparty risk section on page 74.
3)

Customers, who either through an option or futures contract, incur a financial obligation towards OMX Nordic Exchange Stockholm AB must pledge collateral against this obligation in accordance with the specific rules regulating this area. At December 31, 2007, the pledged collateral for these items totaled SEK 15,886 m. The main portion of this pledged collateral comprises cash and securities issued by the Swedish Government (see Note 29).

4)

This item primarily refers to current trading account assets, which amounted to SEK 628 m (748) at December 31, 2007. During the period between transaction and settlement, usually one to five days, OMX has a receivable from the purchasing party and a liability with the selling party. The counterparty risk is limited to one of the parties not delivering the sold securities or the agreed purchase prices, and does not comprise the full value of the total receivable.

5)	The balance sheet also includes items that are not classified as financial instruments under IFRS 7.

The maximum credit exposure corresponds to the carry amounts stated above.

FINANCIAL RECEIVABLES DUE FOR PAYMENT

Days	>30	31–90	91–180	181–360	< 360
On December 31, 2007 Accounts receivable	155	39	23	3	9
On December 31, 2006 Accounts receivable	95	51	8	10	9

PROVISION FOR ANTICIPATED LOSSES IN ACCOUNTS RECEIVABLES

	December 31, 2007	December 31, 2006
Accounts receivable	620	426
Provision for anticipated losses1)	-26	-1
Carrying amount, accounts receivable	594	425

1)	Accounts receivable were impaired in the amount of SEK 1 m (1) during the year.

INTEREST-BEARING ASSETS AND LIABILITIES

The table shows interest-bearing assets and liabilities as per December 31, 2007 and shows average remaining terms, fixed-interest terms and average interest.

	Outstanding amount		Remaining term, months	Remaining fixed- interest term, months	Average interest rate, %
ASSETS
Current assets (including cash and bank balances and excluding regulatory capital)	203		<12	<12	4.89
Long-term assets	21		>12	<12	4.16
Regulatory capital	857		>12	>12	3.83
TOTAL ASSETS	1,081				4.03
LIABILITIES
Commercial paper	545	1)	2	2	4.64

Bond loans
OMX PP March 2008	300	2	2	4.899
OMX PP December 20082)	200	12	3	5.08
OMX PP December 2009	200	24	3	5.05
OMX PP May 2013	400	65	4	4.85
OMX PP Nov 2014	250	84	5	4.85
Bond loans, total	1,350	41	3.6	4.88
Bank loans	28	0	0
Other	8	0	0
TOTAL LIABILITIES	1,931	29	3.0	4.72

1)	The market value of the outstanding commercial paper.
2)	The issued bond has been swapped from a fixed to a floating interest rate. The swapped interest rate is applied when calculating the average interest rate.

COUNTERPARTY RISKS

The table shows the Group’s counterparty risks in financial instruments (excluding counterparty risks related to the clearing operations and accounts receivables) at December 31, 2007.

	Total counterparty exposure (SEK m)	Maximum exposure toward individual institutions/ players1) (SEK m)
Regulatory capital invested in fixed-income instruments issued by the Swedish Government	607	607
Regulatory capital invested in mortgage certificates	154	154
Other regulatory capital and surplus liquidity invested in banks and other short-term investments	299	68
Other financial assets	21	6
Total interest-bearing assets	1,081	835
Derivative transactions	22	13

1)	No institutions/players represent maximum exposure in more than one category.

CREDIT FACILITIES

The table shows the Group’s total credit facilities and those that had been utilized as at December 31, 2007.

(SEK m)	Contracted facilities		Utilized facilities
Syndicated bank loan/commercial paper program	1,500	1)	0
Syndicated bank loan	600		0

Overdraft facility	116	12

Contracted facilities for exchange and clearing operations
Sweden (SEK)	1,200	0
Norway (NOK)	95	0
Denmark (DKK)	51	38
UK (GBP)	103	29
Finland (EUR)	9	3
Iceland (ISK)	10	0
Total	3,684	82

1)

Since the credit facility is linked to the commercial paper program and is to function as a credit facility if OMX is unable to issue a commercial paper program, the unutilized credit facility shall be reduced by the outstanding commercial paper. The outstanding commercial paper as of December 31, 2007 amounted to SEK 550 m, implying that OMX can utilize only SEK 950 m of the current credit facility.

MATURITY STRUCTURE, FINANCIAL LIABILITIES

The table below shows an analysis of the terms of the remaining contracts for financial liabilities. The amounts reported refer to the actual payments that are associated with the Group’s financial liabilities.

GROUP

At December 31, 2007	Due for payment	< 1 month		1–3 months	3–12 months	1–5 years	> 5 years
Interest-bearing long-term liabilities	—	—		2	40	372	663
Other long-term liabilities	—	—		—	—	82	10
Liabilities to credit institutions	—	75		778	200	—	—
Accounts payable	3	165		1	3	—	—
Market value of outstanding derivative positions	—	3,404		—	—	—	—
Other current liabilities	—	596	2)	23	63	16	—
Hedging transactions2)	—	551		2,739	—	—	—
TOTAL	3	4,791		3,543	306	470	673

At December 31, 2006	Due for payment	> 1 months		1–3 months	3–12 months	1–5 years	> 5 years
Interest-bearing long-term liabilities	—	—		6	21	853	675
Other long-term liabilities	—	—		—	—	107	1
Liabilities to credit institutions	—	350		50	—	—	—
Accounts payable	12	77		4	16	—	—
Market value of outstanding derivative positions	—	4,401		—	—	—	—
Other current liabilities	—	734	1)	3	72	6	—
Hedging transactions2)	—	241		2,440	—	—	—
TOTAL	12	5,803		2,503	109	966	676

1)	Of which SEK 28 m (38) refers to a credit facility that is automatically extended.
2)

The cash flows are related to the Group’s hedging transactions (currency futures). However, most of the outflows that arise will, at the same time, generate corresponding inflows in another currency. Accordingly, the significant negative cash-flow effects shown in the table under this category will not arise in net amounts. Customer payments in foreign currency that are received prior to the hedging instruments falling due for payment have, on in certain instances, been swapped to fall due for payment at the same time and with the same counterparty. As a result, only a net flow arises in these instances.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Amounts are in SEK millions (SEK m) unless otherwise stated. Amounts in parentheses indicate values for 2006. “OMX” refers to the OMX Group, that is OMX AB and its subsidiaries.

NOTE 1. USE OF ESTIMATES

In order to prepare the accounting in accordance with generally accepted accounting principles, company management and the Board of Directors are required to make assessments and assumptions that affect asset and liability items, income and expense items, and other information reported in the accounts, for example contingent liabilities. These assessments are based on historical experience and the various assumptions that management and the Board deem to be reasonable under the prevailing circumstances. Consequently, such conclusions form the basis of decisions concerning reported values of assets and liabilities in the case that it is not possible to determine such values based on information from other sources. Actual outcomes may differ from these assessments if different assumptions are made or if different circumstances prevail. The areas of revenue recognition and doubtful receivables, the valuation of goodwill and capitalized development projects, taxes, provisions for expenses for premises and other restructuring measures, legal disputes and contingent liabilities in particular may entail a significant impact on OMX’s results and financial position (see the respective following Notes for further information).

NOTE 2. CLASSIFICATION OF REVENUE

The classification of revenue is based on a number of assessments and assumptions concerning revenue recognition in delivery projects in the Technology operations. These are reported as “License, support and project revenue” below. The uncertainty inherent in these assessments primarily refers to the forecast time of completion.

REVENUE PER SIGNIFICANT TYPE OF REVENUE, CONTINUING OPERATIONS

(SEK m)	2007	2006
Total revenue:
Trading revenue	1,578	1,291
Issuers’ revenue	391	343
Information revenue	568	443
Revenue from Baltic Markets	76	68
Revenue from Broker Services	186	205
License, support and project revenue	834	758
Facility Management Services	220	200
Other revenue	228	178
Total	4,073	3,486

CAPITAL GAINS WITHIN OTHER REVENUES, CONTINUING OPERATIONS
Group	2007	2006
Capital gains, sale of NOS ASA	—	22
Capital gains, sale of VPC AB	—	83
Capital gains, sale of shares in Orc Software AB	101	—
Capital gains, sale of Lawshare	3	—
Total	104	105

CURRENCY EFFECTS

The Group’s total revenue includes exchange-rate differences totaling negative SEK 6 m (neg: 7). Exchange-rate differences also had an effect on operating expenses of SEK 0 m (0).

FINANCIAL ITEMS REPORTED IN OPERATIONS

Financial items had a negative effect on operating revenue amounting to SEK 12 m (pos: 8). For further information, refer to Note 9, Financial items.

NOTE 3. BUSINESS AREAS AND GEOGRAPHIC SEGMENTS

Internal reporting and follow-up within OMX is organized based on the business areas Nordic Marketplaces, Information Services & New Markets and Market Technology.

These business areas make up OMX’s primary reporting segments while the geographic divisions make up the secondary reporting segment. OMX is divided into four geographic regions: Nordic countries, Rest of Europe, North America and Asia/Australia. This geographic division is based on the areas in which the Group’s operations have relatively similar systems solutions, frameworks of regulations and customer behavior.

REVENUE AND EARNINGS BY DIVISION, CONTINUING OPERATIONS

(SEK m)	2007	2006
Revenue
Nordic Marketplaces	2,111	1,778
Information Services & New Markets	854	752
Market Technology	1,768	1,300
Group eliminations	-660	-344
TOTAL GROUP	4,073	3,486

Operating income
Nordic Marketplaces1)	981	940
Information Services & New Markets1)	261	217
Market Technology1)	213	93
Difference in elimination of expenses and income in the Group2)	-95	—
TOTAL GROUP	1,360	1,250

1)	Including distribution of income for the Parent Company and other functions totaling a loss of SEK 284 m (income: 15).

2)

Development of Genium occurs within the Market Technology business area. Initially, Genium was developed for OMX Nordic Exchanges, which is why OMX’s created assets on March 31, 2007 were transferred to the Nordic Marketplaces business area. Since there is a difference between expenses in Market Technology and the amount that OMX can capitalize, a difference arises in the eliminations of costs and income in the Group. This accounting effect will remain for the duration of the development project.

ASSETS AND LIABILITIES PER BUSINESS AREA

	2007		2006
(SEK m)	Assets	Liabilities	Assets	Liabilities
Nordic Marketplaces	7,875	5,421	8,439	5,099
Information Services & New markets	509	124	440	69
Market Technology	2,446	1,227	2,702	1,128
Operations being discontinued	47	—	70	—
Unallocated items	1,359	347	877	1,618
TOTAL GROUP	12,236	7,119	12,528	7,914

Items per business area are tangible assets, intangible assets, external operating receivables, external operating liabilities and goodwill. Other items are not allocated in the Group and are reported as unallocated items. Unallocated items also include all eliminations of internal business dealings between the various business areas and all interest-bearing liabilities. Assets and liabilities that could be affected by the business areas are allocated in accordance with OMX’s business control model, which does not support a full distribution of balance-sheet items.

INVESTMENTS, DEPRECIATION AND IMPAIRMENT PER BUSINESS AREA

	2007		2006
(SEK m)	Invest.	Deprec./ impairment	Invest.	Deprec./ impairment
Nordic Marketplaces	198	-76	294	-70
Information Services & New Markets	164	-53	19	-22
Market Technology1)	231	-140	529	-132
TOTAL GROUP	593	-269	842	-224

1)	Impairments of SEK 7 m in operations being discontinued are included in the Jan – Dec 2007 period and SEK 8 m for the Jan – Dec 2006 period.

Investments refer to acquisitions of tangible and intangible fixed assets. For further information on acquisitions, depreciation and impairment, see Notes 13 and 14.

INFORMATION REGARDING SECONDARY SEGMENTS

(GEOGRAPHIC AREAS)

EXTERNAL REVENUE PER GEOGRAPHIC AREA1)

(SEK m)	2007	2006
Nordic countries	2,505	2,134
Rest of Europe	1,244	990
North America	388	146
Asia/Australia	168	340
TOTAL GROUP	4,305	3,610

1)	Based on the location of customers.

ASSETS AND INVESTMENTS PER GEOGRAPHIC AREA

	2007		2006
(SEK m)	Assets	Invest.	Assets	Invest.
Nordic countries	6,232	576	5,581	788
Rest of Europe	1,135	7	1,269	45
North America	83	7	103	5
Asia/Australia	27	3	26	4
Group eliminations and unallocated items1)	4,759	—	5,549	—
TOTAL GROUP	12,236	593	12,528	842

1)	Group eliminations and unallocated items include goodwill in the amount of SEK 3,318 m (2,967).

Investments refer to acquisitions of tangible and intangible fixed assets.

NOTE 4. DISCONTINUING OPERATIONS

Operations being discontinued comprise the UK operations in securities administration services.

Revenue from discontinuing operations was SEK 232 m (124) during January – December, while expenses amounted to SEK 285 m (163). Operating loss was SEK 53 m (loss: 39), comparative figure has been adjusted compared with the 2006 annual report due to OMX, at the beginning of 2007, signing an agreement with HCL Technologies, the global IT services provider, regarding an extended partnership, which means that OMX no longer has any discontinuing operations in the Nordic region. The partnership meant that HCL Technologies assumed responsibility for the development and maintenance of systems for securities management targeting banks and brokers and that the remaining part of the Nordic operations will be moved to the Information Services & New Markets business area, and included in the Broker Services unit. The reported figures for 2006 are pro forma, which meant that operating profit improved by SEK 34 m.

During the fourth quarter of 2007, Lawshare was divested, a unit within operations being discontinued that supplies broker services to investment companies and asset managers. The divestment resulted in capital gain of SEK 3 m in the fourth quarter of 2007.

OMX’s aim is to identify a long-term solution with clear advantages for the remaining parts of the operations being discontinued. Discussions are currently in progress with potential partners.

Assets classified as holdings held for sale

(SEK m)	2007	2006
Group
Intangible assets	43	62
Tangible fixed assets	4	8
Total fixed assets held for sale	47	70

NOTE 5. ACQUIRED OPERATIONS

FINDATA AB

In March 2007, OMX announced acquisition of Findata AB, a leading supplier of information about Nordic companies, which also offers adapted index. Findata has seven employees in Stockholm and the company’s sales amounted to SEK 17 m with favorable profitability for the full-year 2006. The purchase consideration amounted to SEK 43.5 m and a possible supplementary purchase consideration of a maximum of SEK 35 m. The operation will be consolidated into the Information Services & New Markets business area.

PRELIMINARY ACQUISITION ESTIMATE

(SEK m)
Cash	71
Acquisition costs	3
ACQUISITION PRICE	74
Acquired net assets	31
Goodwill	43

ACQUIRED ASSETS AND LIABILITIES

(SEK m)	Fair value	Carrying amount
Fixed assets	30	0
Current assets	3	3
Cash and bank balances	1	1
Current liabilities	-3	-3
ACQUIRED NET ASSETS	31	1

The difference between fair value and the carrying amount of fixed assets is primarily attributable to the valuation of acquired contracts.

Findata contributes SEK 13 m to the Group’s revenue and SEK 4 m in net income. Goodwill is attributable to the expected synergies arising from the continued development of OMX information services. The cash-flow effect of the acquisition amounts to SEK 73 m, comprising a cash payment of SEK 71 m, acquisition costs of SEK 3 m, less received cash balances of SEK 1 m. Of the total amount of acquisition costs, SEK 43.5 m was paid during the first quarter of 2007. Supplementary purchasing consideration of SEK 5 m was paid during the third quarter of 2007 and an additional SEK 5 m will be paid during 2008. The remaining profit-related supplementary purchase consideration, which is assessed to amount to SEK 17.5 m, will be paid in the first quarter of 2008 and 2009. Of the acquisition costs, SEK 1 m had an effect on cash flow in the first quarter, the remaining costs were paid during the second quarter.

NOTE 6. AUDITORS’ FEES

The following fees were paid to auditors and accounting firms for auditing and audit-related services required by law as well as for advice and other assistance arising from observations made during the course of the auditing process.

Fees were also paid for additional independent advice, mostly pertaining to audit-related consultations on accounting and taxation issues.

FEES TO THE GROUP’S AUDITORS

	GROUP
(SEK 000s)	2007	2006
PricewaterhouseCoopers
Auditing assignments1)	12,814	10,729
Other assignment2)	2,749	2,337
Ernst & Young
Auditing assignments	296	488
Other assignments	768	918
KPMG
Auditing assignments	474	335
Other assignments	2,087	378
BDO Feinstein
Auditing assignments	—	36
Other assignments	—	—
Övriga revisorer
Auditing assignments	376	780
Other assignments	649	310
TOTAL	20,213	16,311

1)	For 2007, auditing assignments pertaining to proposed mergers and public takeover bids for OMX amounting to SEK 5,048,000.

2)	For 2007, other assignments refer primarily to tax consultations.

NOTE 7. PERSONNEL

PERSONNEL EXPENSES AND BENEFITS PAID TO SENIOR EXECUTIVES

The reporting of senior executive benefits has been carried out in accordance with the recommendations of the Swedish Industry and Commerce Stock Exchange Committee (NBK).

SENIOR MANAGEMENT

NBK divides senior management into two categories: “top management” and “other senior management”. Top management comprises: the Chairman of the Board, any Board members receiving remuneration in addition to Board fees and the President and Chief Executive Officer (CEO). Other senior management normally relates to members of the executive management team.

Top management at OMX is defined as:

•	Urban Bäckström (Chairman of the Board)

•	Magnus Böcker (CEO of OMX and President of OMX AB).

Other senior management at OMX is defined as the Group’s Executive Management Team and comprises the following five individuals:

•	Jukka Ruuska (President of Nordic Marketplaces)

•	Hans-Ole Jochumsen (President of Information Services and New Markets)

•	Markus Gerdien (President of Market Technology)

•	Kristina Schauman (Chief Financial Officer)

•	Bo Svefors (Senior Vice President Marketing & Communications).

The Secretary to the Executive Management Team was OMX’s General Counsel

Magnus Billing.

OMX’S REMUNERATION COMMITTEE

The Remuneration Committee is appointed on an annual basis by the Board of Directors. The Remuneration Committee’s task is to prepare remuneration matters for Board decisions on issues relating to the salary and remuneration paid to the President and CEO, and to approve salaries and other remuneration to Executive Management Team which is subsequently reported to the Board. The Committee also approves the targets for the Executive Management Team established by the President. In addition, the Remuneration Committee’s task is to propose remuneration for the Board members in the subsidiaries within the OMX Group that have external Board members, and to make recommendations regarding remuneration principles, benefits and other types of remuneration for OMX employees. The Board appointed the following people as members of the Remuneration Committee: Urban Bäckström (Chairman), Birgitta Klasén and Bengt Halse. The Committee’s secretary until June was Pernilla Gladh, Senior Vice President Human Resources. From July, Elin Sebö, Head of Compensation & Benefits, was the Committee’s secretary. During 2007, the Remuneration Committee held a total of six meetings at which minutes were taken.

OMX’S REMUNERATION POLICY

The aim of OMX’s remuneration policy is to offer market-based remuneration that is competitive and that promotes a situation whereby qualified expertise can be recruited to and retained within OMX.

The fundamental principles are:

•	To work towards a consensus between employees and shareholders regarding the long-term perspective of operations.

•	To ensure that employees within OMX’s different organizations receive remuneration that reflects market conditions and is competitive.

•

To offer a salary scale based on results achieved, work duties, skills, experience and position held, which also means adopting a neutral stance in relation to gender, ethnic background, disability, sexual orientation, etc.

REMUNERATION STRUCTURE 2007

OMX’s employee remuneration comprises the following parts:

•	Fixed salary

•	Variable salary

•	Short Term Incentive Program

•	Long Term Incentive Scheme (OMX Share Match Program 2007)

•	Pension

•	Severance pay and other benefits.

At the discretion of the Board of Directors, decisions can be made to revise or terminate an existing program related to the remuneration structure.

REMUNERATION STRUCTURE 2008

The Board has not proposed any guidelines for remuneration to the company’s President and the Executive Management Team since the company will probably no longer be traded on the OMX Nordic Exchange due to the merger with NASDAQ.

FIXED SALARY

Every OMX employee has an annual salary review, with the exception of the members of the Executive Management Team, for whom a review takes place every second year and the President, for whom a review takes places every third year. The review considers employee performance, salary levels in the market and any changes to responsibilities as well as the company’s development and local rules and agreements.

VARIABLE SALARY

Short Term Incentive Program

OMX has had a Group-wide program for variable salary called “OMX Short Term Incentive Program” since 2004. The program consists of quantitative (financial) and qualitative (individual) goals. The prerequisite for achieving the quantitative goal is that OMX attained its established targets. The maximum dividend of the quantitative portion occurs at 130-percent fulfillment of the company’s goals. The qualitative goals are individual and are determined by an employee’s immediate superior during the first quarter of the year. The immediate manager also evaluates whether these goals have been achieved one year later.

Short Term Incentive 2007

The program for variable salary, “OMX Short Term Incentive 2007,” comprised approximately 200 managers and key employees. The total maximum variable portion that can be paid out for 2007 is SEK 43 m, excluding social security contributions. For 2007, the program comprised financial and individual goals, of which 60 percent is financial goal and 40 percent individual goal. The financial goal for 2007 was connected to achievement of the budgeted operating income for OMX. Of the maximum SEK 26 m representing the financial portion, SEK 17 m will be paid out. The estimated payment for the individual portion is calculated at 75 percent of the maximum of SEK 17 m. The total outcome for 2007 is estimated at SEK 30 m, excluding social security contributions.

Short Term Incentive 2008

Variable salary 2008 follows the same structure for 2007. The financial goal for 2008 is also connected to the budgeted operating income for OMX. The “OMX Short Term Incentive 2008” program also includes 200 managers and key employees. In 2008, individuals included in the program received an increase in possible variable remuneration and as a result will be excluded from the OMX salary review for 2008. The total maximum variable portion that can be paid out for 2008 is SEK 73 m, excluding social security contributions. The prerequisites for the payment follow the same guidelines as the preceding year.

The maximum bonus to senior executives for variable salary for 2008 is 75 percent of fixed salary, with the exception of Magnus Böcker, OMX President, whose maximum variable remuneration is 50 percent of fixed salary and the financial goal is connected to OMX’s return on capital employed and the budgeted operating income.

Long Term Incentive Scheme

OMX Share Match Program 2006

OMX’s Annual General Meeting in April 2006 approved the OMX Share Match Program 2006. The program for 2006 was directed to 30 senior executives and key individuals in OMX. Participants in the program are required to invest in OMX shares at a maximum of 7.5 percent of their fixed salary on an annual basis before tax or the maximum amount earned under the Short Term Incentive program in 2005 after tax. Under the prerequisite that employment is not terminated, the participants in the program will receive up to five OMX shares, known as matching shares, in 2009, for each invested OMX share, if the following conditions have been fulfilled:

(i)	The average percentage increase in earnings per share between January 1, 2006 and December 31, 2008 is equal to or exceeds 25 percent, and

(ii)	The total annual return to shareholders is equal to or exceeds an index determined by the Board, plus 10 percentage points.

No matching shares will be issued if the average annual percentage increase in earnings per share falls below 2 percent per year or if the total annual return to shareholders has not improved on the comparative index.

OMX Share Match Program 2007

At the Annual General Meeting in April 2007, the OMX Share Match Program 2007 was approved. The program for 2007 was directed to 95 senior executives and key employees within OMX. The program largely followed the same structure and guidelines as the OMX Share Match Program 2006.

At the beginning of May 2007, when NASDAQ announced its bid for OMX, the Board decided to close the OMX Share Match Program 2007 before participants made their investments. Participants will be compensated for this by twice the maximum investing level, following the finalization of the transaction in the spring of 2008. The cost for 2007 amounted to SEK 17 m, total cost is estimated at approximately SEK 41 m.

PENSIONS

OMX offers its employees a defined-contribution occupational pension unless otherwise regulated in local agreements or other regulations. OMX’s pension plan for employees in Sweden has been created to provide employees with a market-competitive occupational pension. The age of retirement is 65 years. OMX’s President and CEO, Magnus Böcker, receives a defined-contribution pension benefit. The total premium provision amounts to 30 percent of fixed salary.

Other members of the Executive Management Team are included in the OMX pension plan, with the exception of Jukka Ruuska and Hans-Ole Jochumsen. Jukka Ruuska is included in the pension plan stipulated by the Finnish labor market regulations. Current premiums for Jukka Ruuska are equivalent to a pension provision of 17 percent of total remuneration. Hans-Ole Jochumsen, is included in the pension plan stipulated by Danish labor market practice; current premiums are equivalent to a pension provision of 20 percent.

The retirement age for employees, including the President and CEO and the Executive Management Team is 65 years.

The President and other members of the Executive Management Team have the possibility to waive salaries, variable remunerations and remunerations for long-term incentive programs in favor of direct pensions. During 2007, Magnus Böcker chose to convert a certain part of his remunerations into direct pension.

SEVERANCE PAY AND OTHER BENEFITS

Severance Terms/Period of Notice

The period of notice that applies between OMX and the President and CEO is 12 months from the company’s side and six months from the employee’s side. In the event of a company initiative to terminate the employment contract of the President and CEO, remuneration will be paid to the President and CEO corresponding to the fixed salary and other benefits (occupational pension and insurance including health insurance) during the period of notice. In addition to this, the President and CEO will receive a severance payment of six months’ fixed salary. Other members of the Executive Management Team have a period of notice of 12 months from the company’s side and six months from the employee’s side. In addition, Jukka Ruuska, President Nordic Marketplaces and Hans-Ole Jochumsen, President New Markets & Information Services have severance pay of six months’ fixed salary. The President and CEO and other senior executives have a non-competition clause of 12 months, which includes a penalty if not followed. Since January 1, 2007, President Magnus Böcker had a clause in his employment contract that entitles him to six months’ salary compensation in the event of ownership change, in which Magnus Böcker’s own role changes and results in his decision to leave the company. The primary reason for the addition of this clause is to promote an ownership change regardless of the impact on Magnus Böcker’s own position.

Other Benefits

In addition to the occupational pension premiums detailed above, OMX also pays for long-term disability insurance, occupational group life insurance (TGL) and workers’ compensation insurance (TFA). Employees may also complement their insurance coverage through OMX’s optional group insurance. Employees in Finland and Denmark have equivalent benefits that are stipulated in the collective agreement for the financial sector. Also, the Executive Management Team and other senior executives are entitled to health insurance. In addition, during 2007, Jukka Ruuska, President Nordic Marketplaces has added a clause to his employment contract that entitles him to six months’ salary as compensation in the event of an ownership change, for the same reason.

ABSENCE DUE TO ILLNESS

The number of employees on absence due to illness during the fiscal year is accounted for as a percentage of the employees’ total ordinary working hours in parent company. Long-term absence due to illness is absence for 60 or more consecutive days.

Absence due to illness, Parent Company, %	2007	2006
Total absence due to illness	0.8	1.5
Long-term absence (portion of total absence)	28.4	46.5
Absence due to illness, men	0.1	0.3
Absence due to illness, women	1.6	2.4
Absence due to illness, employees under 29 years of age	1.5	0
Absence due to illness, employees 30 – 49 years	0.8	1.5
Absence due to illness, employees over 50 years	0.4	1.7

DISTRIBUTION ACCORDING TO GENDER

	2007		2006
	Number	of whom men	Number	of whom men
Board of Directors (excl. CEO)1)
Parent Company	7	5	8	6
Subsidiaries	62	55	85	76
TOTAL GROUP	69	60	93	82

1)	Pertains to the number of Board members in the Group’s operating companies on December 31, 2007.

	2007		2006
	Number	of whom men	Number	of whom men
Group management (incl. CEO)2)
Parent Company	6	5	6	5
Subsidiaries	91	67	62	46
TOTAL GROUP	97	72	68	51

2)

Group management is defined as all presidents in the Group’s operating companies, persons who are members of the Executive Management Team and persons in the management groups within the OMX business areas on December 31, 2007.

REMUNERATION TO THE BOARD OF DIRECTORS AND THE EXECUTIVE MANAGEMENT TEAM

EXPENSED REMUNERATION

Board fees have not been paid to Board members who are employees of the Group. In addition to the Board fees below, Board fees totaling SEK 5 m (7) were paid during the year to subsidiary Board members. These fees have only been paid to persons who are not employees of the Group.

(SEK)		Board fees	Fixed salary	Variable salary	Pension	Benefits		TOTAL
Urban Bäckström	2007	800,000	—	—	—	—		800,000
	2006	325,000	—	—	—	—		325,000
Magnus Böcker	2007	—	5,137,522	1,550,000	1,500,000	6,899,235	2)	15,086,757
	2006	—	4,646,117	1,665,000	1,007,400	1,969,353		9,287,870
Executive Management, others 1)	2007	—	13,835,863	6,175,000	2,850,474	383,026		23,244,363
	2006	—	12,260,008	4,955,000	2,459,845	128,787		19,803,640
Adine Grate Axén	2007	—	—	—	—	—		—
	2006	400,000	—	—	—	—		400,000
Bengt Halse	2007	300,000	—	—	—	—		300,000
	2006	300,000	—	—	—	—		300,000
Birgitta Kantola	2007	325,000	—	—	—	—		325,000
	2006	—	—	—	—	—		—
Birgitta Klasén	2007	300,000	—	—	—	—		300,000
	2006	250,000	—	—	—	—		250,000
Tarmo Korpela	2007	—	—	—	—	—		—
	2006	250,000	—	—	—	—		250,000
Markku Pohjola	2007	250,000	—	—	—	—		250,000
	2006	250,000	—	—	—	—		250,000
Hans Munk Nielsen	2007	350,000	—	—	—	—		350,000
	2006	325,000	—	—	—	—		250,000
Olof Stenhammar	2007	—	—	—	—	—		—
	2006	800,000	—	—	—	543		800,543
Lars Wedenborn	2007	325,000	—	—	—	—		325,000
	2006	—	—	—	—	—		—
TOTAL	2007	2,650,000	18,973,385	7,725,000	4,350,474	7,282,261		40,981,120
TOTAL	2006	2,900,000	16,906,125	6,620,000	3,467,245	2,098,683		31,917,053

1)	Executive Management Team for 2006 and 2007 comprise: Jukka Ruuska, Kristina Schauman, Bo Svefors, Hans-Ole Jochumsen and Markus Gerdien.

2)	Refers primarily to the divestment of 76,000 employee stock options.

FINANCIAL INSTRUMENT

	Employee stock options1)			Share Match Program2)
(Quantity)	2002	2001	2000
Magnus Böcker	0	0	150,000	4,615
Executive Management, others 3)	0	0	0	10,023
TOTAL	0	0	150,000	14,638

1)	No remuneration was paid for employee stock options from those allotted options.

2)	Pertains to the stock option program 2006.

3)	Pertains to members of the Executive Management Team on December 31, 2007.

INFORMATION ON EACH YEAR’S EMPLOYEE STOCK OPTION PROGRAM

	2002	2001
Strike price, SEK	71	175
Redemption of shares with effect from	July 2, 2003	June 15, 2002
Expiry date	July 2, 2009	June 15, 2008
Number of allotted options	733,000	1,150,000
Opening balance	195,000	400,000
Exercised options	152,000	312,000
Expired and obsolete	3,000	34,000
Closing balance	40,000	54,000
Of which fully vested (guaranteed) December 31, 2007	40,000	54,000
Theoretical value, SEK m1)	7	5
Theoretical value per option at issue1), SEK	15	38
Theoretical value per option, SEK, as at Dec 31, 2007	185	88
Theoretical dilution2), %	0.03	0.05
Weighted average share price for redeemed employee stock options during the year	210.58	—

1)

The theoretical value of allotted options is fixed through an established options valuation model (Black & Scholes) at the time they are allotted. As at December 31, 2007, a volatility of 40 percent has been utilized.

2)

Theoretical dilution refers to the maximum number of shares that could be issued were it decided, on execution of redemption, to allot shares through a new share issue. However, to limit such dilution, hedging has been arranged through a “share swap,” meaning that no such dilution will occur.

OPENING AMOUNT OF NON-REDEEMED PORTION OF THE EMPLOYEE STOCK OPTIONS PROGRAM IN THE INCOME STATEMENT

(SEK m)	2007	2006
Income statement
Social security expenses attributable to personnel expenses	1	1
Interest attributable to agreements on synthetic share buy-back	-2	-2
Change in value, employee stock options	3	3
Change in value, share swap	-9	15
Balance sheet
Liability pertaining to employee stock options program	12	15
Liability, social security expenses, employee stock options program	3	4
Receivable pertaining to share swap	5	1

In accordance with IFRS 2, the expenses for the stock options program are reported on an ongoing basis as personnel expenses in the income statement.

In order to limit costs for the programs (including social security contributions), if the share price were to increase, limit dilution and ensure that shares can be provided when redemption is requested, an agreement has previously been made with an external party regarding the provision of OMX shares if redemption were to be requested, known as a share swap. The agreement is valid until June 30, 2009 and corresponds to approximately 400,000 shares at an agreed price of SEK 126 per share. The buy-back agreement covers the portion of outstanding employee stock options that are currently deemed to be exercised. In the case that it is deemed probable that a number of employee stock options will be exercised over time, the number of shares in the agreement with the third-party will be amended. OMX continuously pays interest compensation to the counterparty in exchange for the counter-party undertaking to provide the shares. OMX receives the share dividend paid during the term of the agreement. Changes in the share price of OMX’s shares affect the value of the share swap and the result is reported against personnel expenses in the income statement.

SHARE MATCH PROGRAM 2006

Start date	April 6, 2006
Matching date	April 30, 2009
Number of invested shares	26 855
Maximum number of matching shares	134 275
Estimated number of matching shares	57 000
Total estimated expense, SEK m	20
Expenses for the year, SEK m	8

Participants in the Share Match Program 2006 invest in OMX shares and, depending on whether OMX achieves performance targets related to earnings per share and how OMX’s shares perform in comparison to its competitors, participants may obtain a maximum of five matching shares per invested OMX share after three years. The number of shares that the participant may buy in the program is limited.

In order to limit expenses for the program in the event of an increase in the share price and to ensure that shares can be provided when shares are matched in the Share Match Program, OMX has signed a share-swap agreement amounting to approximately 57,000 shares at a predetermined price of SEK 146 per share. The share swap covers the portion of shares that are expected to be allotted at the end of the program. The share swap is reported as an equity instrument in accordance with IAS 32. OMX has also signed a share-swap agreement amounting to 18,000 shares at a predetermined price of SEK 123.50 to limit the expenses for the social security contributions arising in conjunction with the Share Match Program. Changes in the price of OMX’s shares affect the value of the share swap. These changes in fair value are reported in the income statement. OMX continuously pays interest compensation to the counterparty in exchange for the counterparty undertaking to provide the shares. Interest compensation in the agreement corresponds to the net amount of interest expenses on the underlying value of the shares when the agreement was signed and the dividend on the underlying shares. Interest expenses are based on a STIBOR of 90 days.

At the OMX Annual General Meeting on April 12, 2007, it was decided to approve the proposed share match program for 2007 pertaining to approximately 95 senior executives and key employees of OMX. The share match program for 2007 has not commenced, and will not commence, as a result of OMX being the target of public takeover bid since May 2007.

AVERAGE NUMBER OF EMPLOYEES

	2007			2006
	Number of employees	of whom men		Number of employees	of whom men
Parent Company	35	20		33	17
Subsidiaries
Sweden	892	602		821	555
Australia	79	61		66	54
Denmark	99	60		90	55
Estonia	44	12		38	10
Finland	112	59		107	58
Hong Kong	5	2		5	2
Iceland	66	44		29	23
Italy	3	3		2	2
Canada	19	13		16	11
Latvia	29	11		25	9
Lithuania	22	10		19	7
Norway	9	9		9	9
Singapore	6	5		5	5
UK	21	17		17	13
USA	40	32		42	35
Total subsidiaries	1,446	940		1,291	848
TOTAL GROUP	1,481	960		1,324	865

SALARIES AND REMUNERATION

SALARIES, OTHER REMUNERATION AND SOCIAL SECURITY EXPENSES
	2007			2006
(SEK m)	Salaries and other remuneration	Social security expenses (of which pension expenses)		Salaries and other remuneration	Social security expenses (of which pension expenses)
Parent Company	39	27	(11)	34	19	(6)
Subsidiaries	944	340	(118)	797	268	(99)
TOTAL GROUP	983	367	(129)	831	287	(105)

SALARIES AND OTHER REMUNERATION DISTRIBUTED PER COUNTRY

AND BETWEEN BOARD MEMBERS AND EMPLOYEES

	2007			2006
	Board of Directors and CEO (of which remuneration and similar)		Other employees	Board of Directors and CEO (of which remuneration and similar)		Other employees
Parent Company	16	(2)	23	9	(2)	25
Subsidiaries
Sweden	8	(2)	513	9	(3)	455
Australia	1	(0)	57	4	(0)	38
Canada	—	(–)	12	—	(–)	9
Denmark	2	(1)	63	4	(1)	57
Iceland	5	(2)	44	1	(-)	19
Hong Kong	—	(–)	3	2	(0)	3
Singapore	—	(–)	4	1	(0)	4
Italy	2	(1)	1	2	(1)	1
Norway	—	(–)	5	—	(–)	6
UK	3	(0)	104	3	(0)	72
USA	—	(–)	41	—	(–)	43
Finland	5	(1)	52	4	(0)	47
Estonia	0	(0)	8	1	(0)	5
Latvia	1	(0)	5	2	(-)	2
Lithuania	1	(0)	4	0	(0)	3
Total subsidiaries	28	(7)	916	33	(5)	764
TOTAL GROUP	44	(9)	939	42	(7)	789

PENSIONS

OMX’s defined-contribution pension obligations are mainly accounted for at the cost (premium/contribution) incurred during the fiscal year for securing employee pension benefits. In these cases, there is no need to perform an actuarial valuation of the pension plan and the Group’s earnings are charged for expenses in pace with the benefits being earned.

INFORMATION ABOUT RELATED PARTIES

With the exception of remunerations to Board members and senior executives as reported above, no other remunerations or loans were granted to Board members, senior executives or their related parties during the 2007 and 2006 fiscal years.

NOTE 8. TRANSACTIONS WITH RELATED PARTIES

“Related parties” refers to companies and individuals on whom OMX is in a position to exercise significant, though not controlling, influence.

When transactions with associated companies reported in accordance with the equity method are not eliminated in the consolidated financial statements, separate information is shown in the table below to disclose those transactions that took place between OMX and these companies.

Information relating to transactions with individuals in close proximity (Board of Directors and senior executives) is set out in Note 7.

TRANSACTIONS WITH RELATED PARTIES, GROUP, 2007

(SEK m)	Sales1)	Purchases1)	Receivables		Liabilities
Associated companies
Central Securities
Depositories of Lithuania	1	—	—		—
EDX London Ltd	32	—	8	2)	—
Orc Software AB	—	3	—		—

1)	Sales and purchases from related parties occur at market prices.

2)	Entire receivable is current.

Note 9. Financial items

FINANCIAL ITEMS REPORTED IN INCOME STATEMENT

Financial item reported in financial items

	GROUP
	2007	2006
FINANCIAL REVENUE
Interest revenue
- Financial assets valued at fair value in the income statement1)	2	5
- Interest revenue, Group companies	—	—
- Interest revenue, other	61	37
Dividends
- Financial assets available for sale	17	—
- Group companies	—	—
Changes in financial assets/liabilities
- Valued at fair value in the income statement	15	7
- Derivatives intended for hedging of shareholders’ equity in subsidiaries	—	—
Total financial revenue	95	49
FINANCIAL EXPENSES
Interest expenses
- Interest expenses, Group companies	—	—
- Interest expenses, other	-123	-93
Changes in financial assets/liabilities
- Valued at fair value in income statement	-16	-11
- Valued at fair value in income statement2)	-1	—
- Derivatives intended for hedging of shareholders’ equity in subsidiaries	—	—
- Impairment loss on shares in subsidiaries	—	—
Other financial expenses	-27	-5
Total financial expenses	-167	-109
TOTAL FINANCIAL ITEMS	-72	-60

FINANCIAL ITEMS REPORTED IN OPERATIONS

	GROUP
	2007	2006
Revenue
Ineffectiveness of following hedging:
- Cash-flow hedging	—	—
- Net investing hedges	—	—
Changes in hedging instrument valued at fair value in the income statement	47	76
Total revenue	47	76

EXPENSES
Amount transferred from shareholders’ equity and reported in income statement
- Cash flow hedging	-10	-9

	GROUP
	2007	2006
- Net investing hedging	—	—
Ineffectiveness of the following hedging:
- Cash flow hedging	—	—
- Net investment hedging	—	—
Changes in hedging objects valued at fair value in the income statement	-49	-59
Total expenses	-59	-68
TOTAL FINANCIAL ITEMS REPORTED IN OPERATION	-12	8

1)	Interest revenue of SEK 9 m and interest revenue of SEK 11 m on December 31, 2007.

2)	Capital gain on hedging instrument SEK 4 m and capital loss on financial instrument of SEK 5 m on December 31, 2007.

NOTE 10. ASSOCIATED COMPANIES

SHARES IN ASSOCIATED COMPANIES CONSOLIDATED IN ACCORDANCE WITH THE EQUITY METHOD

	GROUP
(SEK m)	2007	2006
Reported value at beginning of year	186	623
Reclassification of owner change1)	-72	—
Sale of associated companies	-11	-459
Share in earnings of associated companies	44	46	2)
Dividends and Group contributions received from associated companies	-10	-34
Translation differences	2	-3
Other changes in associated companies’ equity	—	13
Reported value at year-end	139	186

1)	The entire expense of SEK 72 m pertains to Näringslivskredit NKL AB, which from December 1, 2007 is a wholly owned subsidiary of OMX.

2)	Share in earnings of assoiated companies includes VPC AB in the amount of SEK 24 m in 2006.

Consolidated values pertaining to owned participation in revenue, earnings, assets and liabilities are specified below.

The market value of the holding in Orc Software (3.8 million shares) was SEK 624 m (524) as per December 31, 2007. The carrying amount was SEK 85 m (76). Other holdings are not listed. For these amounts the fair value is deemed to be the same as the carrying amount.

SEK m	Country	Revenue	Earnings	Assets	Liabilities	Shareholders’ equity	Participation, %
Associated companies, 2007
Central Securities Depositories of Lithuania	Lithuania	6	2	12	1	11	40
EDX London Ltd	UK	35	16	34	4	40	24
ORC Software AB	Sweden	133	25	152	67	85	25

Associated companies, 2006
Central Securities Depositories of Lithuania	Lithuania	5	2	11	0	11	40
EDX London Ltd	UK	26	3	31	6	25	24
Näringslivskredit NLK AB	Sweden	1	1	99	27	72	48	1)
ORC Software AB	Sweden	123	16	140	64	76	30

1)	Portion of equity amounts to 90 percent.

None of the above participations in associated companies is owned by the Parent Company. Participations in associate companies on December 31, 2007 include goodwill of SEK 2 m (2).

NOTE 11. TAXES

Both current and deferred income tax are reported for Swedish and foreign Group entities under “Taxes” in the income statement. Companies in the Group are liable to pay tax in accordance with relevant taxation legislation in the respective countries. The corporate tax rate was calculated on nominal reported income adding non-deductible items and deducting non-taxable revenue. Assessments and assumptions have been made when calculating the amounts and percentages presented in this Note. All assessments and assumptions involve a certain degree of uncertainty.

DISTRIBUTION OF INCOME BEFORE TAX

	GROUP
(SEK m)	2007	2006
Sweden	352	334
Other countries	840	771
Share in earnings of associated companies	43	46
TOTAL	1,235	1,151

The “Distribution of tax for the year” table reports how tax is specified between Sweden and other countries and the division of current and deferred taxes. The positive earnings in the Swedish portion of the operations did not lead to a corresponding dissolution of tax loss carryforwards equivalent to tax assets, since the Group had tax-exempted revenue and deficit that were not previously taken into account. The Group’s operations in other countries resulted in mostly current tax. The Parent Company’s taxable revenue deviated significantly from earnings before tax since the company had major tax-exempted dividends from subsidiaries and adjustments for previous years.

DISTRIBUTION OF TAX FOR THE YEAR

	GROUP
(SEK m)	2007	2006
Current tax
Sweden	-25	-3
Other countries	-176	-112
Total	-201	-115
Deferred tax
Sweden	-15	-97
Other countries	-33	-28
Total	-48	-125
Total	-249	-240
Tax rate, %	20	21

The Group’s positive deviation from the nominal Swedish tax rate of 28 percent is primarily due to tax-exempt capital gains arising from the sale of shares in ORC Software, and other tax-exempt revenue. The fact that the Group conducts operations in several countries with a lower tax rate than Sweden also has a positive impact on the tax rate. The fact that operations are conducted in countries with lower tax rates than the nominal Swedish tax rate also had a positive effect on the tax rate. Another positive effect is that the Group has booked tax assets on tax loss carry-forwards that were not previously included due to the open statement in the income tax returns. The negative effects of the tax rates are the losses that are attributable to discontinuing operations which were not included in the tax calculations. The fact that operations are conducted in countries with lower tax rates than the nominal Swedish tax rate and that the Group will continue to receive tax-exempted revenue will result in the Group’s tax rate will continue to be lower than 25 percent.

RECONCILIATION OF EFFECTIVE TAX

	GROUP
(%)	2007	2006
Swedish income tax rate	28	28
Difference between different countries’ tax rates	-2	-1
Deficit for which tax-loss carryforwards have not been observed	5	1
Utilization of previously non-capitalized deficits	-3	—
Capital gains	-2	-4
Tax-exempt revenues	-7	-5
Non-deductible expenses	1	1
Earnings from associated companies	-4	-1
Adjustments for preceding year	3	—
Other	1	2
EFFECTIVE TAX RATE	20	21

Of the Group’s total tax-loss carryforwards, which is approximately SEK 923 m, only SEK 317 m is considered in the calculation of deferred tax. The tax-loss carryforwards that are considered in the calculation of deferred tax are reported to the extent that it is probable that it will be utilized against future taxable surplus. It is not deemed possible for those tax-loss carryforwards not considered in the calculation to be utilized against in the foreseeable future since these loss carryforwards are attributable to countries in which the Group has limited revenues. The Parent Company’s accumulated tax-loss carryforwards have, despite the fiscal loss, reduced with SEK 176 m due to the Group contribution received in the amount of SEK 336 m.

DISTRIBUTION OF ACCUMULATED TAX-LOSS CARRYFORWARDS

	GROUP
(SEK m)	2007	2006
Sweden	315	369
Other countries	608	528
TOTAL	923	897

TOTAL TAX-LOSS CARRYFORWARDS THAT CORRESPOND TO TAX ASSETS

	GROUP
(SEK m)	2007	2006
Sweden	315	369
Other countries	83	64
TOTAL	398	433

The Group’s deferred tax assets attributable to Sweden are deemed to be consumed within the forthcoming two years. The largest portion of foreign loss carryforwards that correspond to tax assets should be utilized within the same time period. Deferred tax assets referring to restructuring will be utilized at the same rate as the utilization of restructuring provisions.

DEFERRED TAX ASSETS AND TAX LIABILITIES

	GROUP
(SEK m)	2007	2006
Deferred tax assets
Loss carryforwards	108	115
Provisions for restructuring measures	5	10
Total deferred tax assets	113	125
Deferred tax liabilities
Untaxed reserves	-56	-39
Other	-20	—
Total deferred tax liabilities	-76	-39
DEFERRED TAX ASSETS, NET	37	86

Losses in Swedish companies can be utilized for an unlimited amount of time. For foreign subsidiaries, the useful life of the loss is limited in certain cases. The minimum time period within which foreign losses can be utilized is 15 years. Of the losses that can be utilized for a limited amount of time (2017 - 2018), SEK 21 m are tax-loss carry-forwards that correspond to tax assets.

UTILIZATION OF TOTAL LOSSES AT YEAR-END

	GROUP
(SEK m)	2007	2006
Last utilization year
2017–2018	90	128
Unlimited	833	769
TOTAL	923	897

UNTAXED RESERVES

Stockholmsbörsen AB signed a credit insurance related to clearing participants’ default. The insurance is intended to cover losses arising in clearing operations and which normally are covered solely by the company’s shareholders’ equity. The insurance has been signed by OMX’s wholly owned insurance company OMX Capital Insurance AG in Switzerland, which for part of the risk has secured reinsurance from Radian Asset Assurance Inc. in the US. OMX Capital Insurance AG has reserved funds in an insurance provision. At the Group level, the provision is distributed between unrestricted capital and deferred tax liabilities.

OTHER DEFERRED TAX LIABILITIES

In certain countries, subsidiaries’ earnings are taxed only following the decision on dividends. In order that Group shareholders can utilize profits from these countries, companies must pay tax. Deferred tax liability on these profits has been reported in the Group.

TAX ITEM REPORTED DIRECTLY AGAINST SHAREHOLDERS’ EQUITY

	GROUP
(SEK m)	2007	2006
Deferred tax attributable to revaluation of financial instruments	18	-7
Current tax in Group contribution received		—
TOTAL	18	-7

ONGOING TAX DISPUTES

Ongoing current disputes, either individually or collectively, are not considered to pose any material threat to the Group’s business operations, its financial position or its earnings.

NOTE 12. OPERATIONAL LEASING

GROUP

OMX has no financial leasing commitments. Set out below are the operational leasing commitments of the Group.

LEASING FEES FOR THE PERIOD

(SEK m)	2007	2006
Equipment	22	2
Computer operations	59	57
Premises	201	190
TOTAL	282	249

CONTRACTED LEASING FEES

(SEK m)	2008	2009	2010	2011	2012	2013–18
Equipment	4	5	2	—	—	—
Computer operations	34	25	9	—	—	—
Premises	190	186	167	167	167	774
of which, premises sublet	23	24	20	21	21	46
of which, provisions made	16	11	7	6	5	9
TOTAL	228	216	178	167	167	774

In September 2007, an agreement was signed for the outsourcing with Verizon Business, which pertains to services for the operation of external network and computer center. The agreement extends for seven years. The total contract amount is approximately SEK 600 m for the entire agreement period.

NOTE 13. INTANGIBLE ASSETS

GROUP, (SEK m)	Goodwill	Capitalized expenditure for deve- lopment	Other intangible assets
Acquisition cost brought forward, Jan 1, 2006	2,960	1,059	640
Assets acquired through acquisitions	335	—	244
Assets acquired during the year	—	185	26
Reclassifications	—	112	-94
Exchange-rate differences	-120	—	-10
Acquisition cost carried forward, Dec 31, 2006	3,175	1,356	806
Amortization brought forward, Jan 1, 2006	—	456	110
Amortization for the year	—	51	78
Amortization carried forward, Dec 31, 2006	—	507	188
Impairment brought forward, Jan 1, 2006	5	194	7

Change for the year	—	21	1)	4
Impairment carried forward, Dec 31, 2006	5	215		11
CARRYING AMOUNT, DEC 31, 2006	3,170	634		607
Of which assets held for sale	31	—		31
Acquisition cost brought forward, Jan 1, 2007	3,175	1,356		806
Assets acquired through acquisitions	47	—		30
Assets acquired during the year	—	363		87
Divestments during the year	-15	—		—
Reclassifications	—	8		—
Exchange-rate differences	117	3		9
Acquisition cost carried forward, Dec 31, 2007	3,324	1,730		932
Amortization brought forward, Jan 1, 2007	—	507		188
Amortization for the year	—	108		66
Amortization carried forward, Dec 31, 2007	—	615		254
Impairment brought forward, Jan 1, 2007	5	215		11
Impairment for the year	—	—		4
Impairment carried forward, Dec 31, 2007	5	215		15
CARRYING AMOUNT, DEC 31, 2007	3,319	900		663
Of which assets held for sale	15	—		28

1)	SEK 20 m relates to the impairment of intangible assets that took place in conjunction with the sale of shares in VPC AB.

TOTAL INTANGIBLE ASSETS, USEFUL LIFE

(SEK m)	Acquisition cost		Carrying amount
Development in progress	570		529
3 years	59		26
5 years	1 157		349
10 years	429		269
20 years	435		390
TOTAL	2,650	1)	1,563

1)	Excluding exchange-rate differences of SEK 12 m.

The useful life for intangible assets in the Parent Company is five years.

Development in progress relates to various components in the marketplace system. Their values are reviewed continuously and amortization is initiated when the respective component has been completed. Of the carrying amount per December 31, 2007, SEK 43 m refers to the Banks & Brokers operation which is being discontinued.

Assets with a useful life of ten years mainly consist of the product EXIGO CSD, which is a central system in OMX’s systems platform.

Assets with a useful life of 20 years comprise surplus values in customer contracts attributable to the acquisition of CSE and EV.

The testing of the value of all intangible assets takes place on an ongoing basis throughout the year by using a risk-adjusted discounted cash flow. This review is based on assumptions and assessments, which entail a certain degree of uncertainty. OMX’s WACC has been utilized as the discount factor, which is 10 percent for the Technology operations and 9 percent for the Exchange operations. The lifetime is assumed to be the same as the amortization period.

During 2007, impairment of SEK 4 m was recognized since it was not possible to justify the carrying amount of these assets with the value of the future cash flow and that the carrying amount exceeded fair value. The cost has been booked as an impairment in the income statement.

CAPITALIZED EXPENDITURE FOR RESEARCH AND DEVELOPMENT

This item relates to OMX’s systems solutions. The major components are the new development of OMX’s platform for future systems solutions – GENIUM, a new system for settlement, registration and custody of securities – EXIGO CSD, the next generation of CLICKTM – CLICK XT, a systems solution for banks and brokerage firms – STP, and a systems platform for energy trading – CONDICOTM.

OTHER INTANGIBLE ASSETS

GROUP

(SEK m)	2007	2006
Software	151	102
Licenses	10	8
Surpluses in acquired customer contracts	417	405
Other	85	92
TOTAL	663	607

GOODWILL

Goodwill is divided between the Group’s cash-generating units, primarily within the Nordic Marketplaces business area:

(SEK m)	2007	2006
Nordic Marketplaces
Stockholm Stock Exchange	590	590
Helsinki Stock Exchange	1,362	1,304
Copenhagen Stock Exchange	925	876
Iceland Stock Exchange	138	130
Total Nordic Marketplaces	3,015	2,900
Information Services & New Markets
Findata, Libra	59	14
Other exchanges	15	14
Market Technology
Computershare	184	180
Other	46	62
Total Market Technology	230	242
Total	3,319	3,170

An impairment test of goodwill was performed at the end of 2007. It is necessary to make a number of assessments and assumptions that entail a certain degree of uncertainty for this test.

The value in use of goodwill attributable to exchange operations was calculated based on the discounted eternal cash flow with a growth rate of 0 percent and a discount rate of 9 percent which corresponds to the company’s WACC for the Exchange operations.

The perpetual useful life was applied against the background of the company’s long history of a stable and strong cash flow. The acquisitions are of great strategic importance to OMX. A larger market and increased liquidity were achieved through these acquisitions. Cost-efficiency, and thereby competitiveness are increased by integrating the technical infrastructure. OMX’s technology operations also benefit from the large home market that was created. A growth rate of 0 percent based on expected outcome for 2007 was applied by way of prudence due to the difficulty in assessing the market of the exchange operations. The value in use was calculated at a discount rate (WACC) of 10 percent corresponding to the company’s average cost of capital for the Technology operations. No impairment requirements were identified.

A sensitivity analysis in which the discount rate was increased by 10 percent and the cash flow was decreased by 10 percent did not give rise to any further impairment requirements.

NOTE 14. TANGIBLE FIXED ASSETS

	GROUP
(SEK m)	2007	2006
Equipment
Acquisition cost brought forward	1,088	1,091
Assets acquired through acquisitions	—	1
Acquisitions for the year	66	77
Disposals	-38	-36
Sales	-8	-23
Reclassifications	-3	—
Exchange-rate differences	2	-22
Acquisition cost carried forward	1,107	1,088
Depreciation brought forward	737	711
Depreciation for the year	88	87
Disposals	-35	-28
Sales	-1	-15
Exchange-rate differences	—	-18
Depreciation carried forward	789	737
Impairment brought forward	22	18
Impairment for the year	4	4
Impairment carried forward	26	22
CARRYING AMOUNT	292	329
Of which assets held for sale	4	8

The useful life for computers amounts to three years, for leasehold improvements to ten years and for other equipment to five years.

NOTE 15. OTHER SECURITIES INVESTMENTS HELD AS FIXED ASSETS

	GROUP
(SEK m)	2007	2006
Financial assets available for sale
Shares and participations	505	363
Total	505	363

(SEK m)	2007	2006
Acquisition cost brought forward	363	56
Acquisitions during the year	12	363
Divestments during the year	—	-56
Revaluation of shareholders’ equity	120	—
Reclassification	10	—
ACQUISITION COST CARRIED FORWARD	505	363

NOTE 16. FINANCIAL ASSETS AND LIABILITIES

The tables below show the Group’s and the Parent Company’s financial assets and liabilities. For a description of OMX’s risk management regarding the items reported, refer to the Risk Management section.

	CARRYING AMOUNT IN THE BALANCE SHEET,3) December 31, 2007
GROUP	Accrued acquisition cost	Fair value recognized in income statement	Fair value recognized in shareholders’ equity
OTHER INVESTMENTS HELD AS FIXED ASSETS
Financial assets available for sale
- Other financial assets available for sale	—	—	505
OTHER LONG-TERM RECEIVABLES
Financial assets stated at fair value in the income statement (first occasion)
- Fixed-income derivatives to which hedge accounting at fair value is applied	—	0	—
- Equity derivatives valued at fair value	—	2	—
Loan receivables and accounts receivable
- Other loan receivables and accounts receivable	35	—	—
Other2)
- Equity derivatives valued at fair value	—	—	5
ACCOUNTS RECEIVABLE
Loan receivables and accounts receivable
- Other loan receivables and accounts receivable	594	—	—
MARKET VALUE OF OUTSTANDING DERIVATIVE POSITIONS
Loan receivables and accounts receivable
- Other loan receivables and accounts receivable	3,404	—	—
OTHER SHORT-TERM RECEIVABLES1)
Loan receivables and accounts receivable
- Other loan receivables and accounts receivable	823	—	—
Financial assets stated at fair value in the income statement (held for trading)
- Currency derivatives	—	25	—
SHORT-TERM INVESTMENTS
Financial assets stated at fair value in the income statement (held for trading)
- Other financial assets stated at fair value in the income statement	—	607	—
CASH EQUIVALENTS
Financial assets stated at fair value in the income statement (first occasion)
- Other financial assets stated at fair value in the income statement	—	424	—
Total financial assets	4,856	1,058	510

	CARRYING AMOUNT IN THE BALANCE SHEET,3) December 31, 2006
GROUP	Accrued acquisition cost	Fair value recognized in income statement	Fair value recognized in shareholders’ equity
OTHER INVESTMENTS HELD AS FIXED ASSETS
Financial assets available for sale
- Other financial assets available for sale	—	—	363
OTHER LONG-TERM RECEIVABLES
Financial assets stated at fair value in the income statement (first occasion)
- Fixed-income derivatives to which hedge accounting at fair value is applied	—	3	—
- Equity derivatives valued at fair value	—	0	—
Loan receivables and accounts receivable
- Other loan receivables and accounts receivable	42	—	—
Other2)
- Equity derivatives valued at fair value	—	—	1
ACCOUNTS RECEIVABLE
Loan receivables and accounts receivable
- Other loan receivables and accounts receivable	425	—	—
MARKET VALUE OF OUTSTANDING DERIVATIVE POSITIONS
Loan receivables and accounts receivable
- Other loan receivables and accounts receivable	4,401	—	—
OTHER SHORT-TERM RECEIVABLES1)
Loan receivables and accounts receivable
- Other loan receivables and accounts receivable	873	—	—
Financial assets stated at fair value in the income statement (held for trading)
- Currency derivatives	—	16	—
SHORT-TERM INVESTMENTS
Financial assets stated at fair value in the income statement (held for trading)
- Other financial assets stated at fair value in the income statement	—	518	—
CASH EQUIVALENTS
Financial assets stated at fair value in the income statement (first occasion)
- Other financial assets stated at fair value in the income statement	—	410	—
Total financial assets	5,741	947	364

	CARRYING AMOUNT IN THE BALANCE SHEET,3) December 31, 2007
GROUP	Accrued acquisition cost	Fair value recognized in income statement	Fair value recognized in shareholders’ equity
INTEREST-BEARING LONG-TERM LIABILITIES
Financial assets stated at fair value in the income statement (first occasion)
- Financial liabilities to which hedge accounting with fixed-income derivatives at fair value is applied	—	0	—
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	858	—	—
OTHER LONG-TERM LIABILITIES1)
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	92	—	—
-
LIABILITIES TO CREDIT INSTITUTIONS
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	1,045	—	—
ACCOUNTS PAYABLE
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	172
MARKET VALUE OF OUTSTANDING DERIVATIVE POSITIONS
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	3,404	—	—
OTHER SHORT-TERM LIABILITIES1)
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	706	—	—
Financial liabilities stated at fair value in the income statement (held for trading)
- Currency derivatives	—	18	—
Other2)
- Of which currency derivatives to which hedge accounting of cash flows is applied	—	-8	—
- Of which derivatives to which hedge accounting of net investments is applied		0
Total financial liabilities	6,277	10	—

	CARRYING AMOUNT IN THE BALANCE SHEET,3) December 31, 2006
GROUP	Accrued acquisition cost	Fair value recognized in income statement	Fair value recognized in shareholders’ equity
INTEREST-BEARING LONG-TERM LIABILITIES
Financial assets stated at fair value in the income statement (first occasion)
- Financial liabilities to which hedge accounting with fixed-income derivatives at fair value is applied	—	2	—
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	1,358	—	—
OTHER LONG-TERM LIABILITIES1)
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	108	—	—
-
LIABILITIES TO CREDIT INSTITUTIONS
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	398	—	—
ACCOUNTS PAYABLE
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	109
MARKET VALUE OF OUTSTANDING DERIVATIVE POSITIONS
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	4,401	—	—
OTHER SHORT-TERM LIABILITIES1)
Financial liabilities valued at accrued acquisition cost
- Other financial liabilities valued at accrued acquisition cost	822	—	—
Financial liabilities stated at fair value in the income statement (held for trading)
- Currency derivatives	—	5	—
Other2)
- Of which currency derivatives to which hedge accounting of cash flows is applied	—	17	—
- Of which derivatives to which hedge accounting of net investments is applied		0	—
Total financial liabilities	7,196	24	—

1)	The balance sheet also includes items that are not classified as financial instruments under IFRS 7.

2)

Derivatives that meet the criteria for hedge accounting and for which fair value is recognized in shareholders’ equity up to the point of realization. The products do not fall under any category established by IFRS 7.

3)	The carrying amount in the balance sheet concurs with the fair value.

NOTE 17. OTHER LONG-TERM RECEIVABLES

	2007 Carrying amount	2006 Carrying amount
GROUP (SEK m)
Other deposits	8	17
Long-term project receivables	—	—
Hedge employee stock options	8	—
Other long-term receivables	26	23
TOTAL	42	40

The fair value of other long-term receivables corresponds to the carrying amounts above.

NOTE 18. MARKET VALUE, OUTSTANDING DERIVATIVE POSITIONS

Through its clearing operations in the derivative markets, Nordic Marketplaces is the formal counterparty in all derivative positions traded via the exchanges. However, the exchanges do not utilize the derivatives for purpose of conducting their own trading, instead these derivatives are to be seen as a method of documenting the counterparty guarantees established in the clearing operations. Counterparty risks are measured by models that have been agreed upon with the financial supervisory authority in the respective countries. The risk situation associated with the divestment of positions remains unchanged compared with prior years. Collateral for the divestment of outstanding derivative instruments is provided as previously. According to IAS 39/32, the market value of the above-mentioned derivative positions is reported in the balance sheet.

Receivables and liabilities attributable to outstanding derivative positions have been netted to the extent that such a legal offset right exists and, at the same time, that it is OMX’s intention to settle these items. The market value as per December 31, 2007 was SEK 3,404 m (4,401), which almost exclusively refers to the Stockholm Stock Exchange’s derivative positions.

NOTE 19. OTHER RECEIVABLES

	GROUP
(SEK m)	2007		2006
Current account assets	628		748
Other non-interest-bearing receivables	162	1)	139
Other interest-bearing receivables	29		1
TOTAL	819		888

1)

Costs have arisen in OMX in conjunction with the ongoing work regarding the combination with NASDAQ that will be reimbursed by NASDAQ, of which SEK 97 m are reported in the Group and SEK 80 m are reported in the Parent Company.

NOTE 20. PREPAID EXPENSES AND ACCRUED INCOME

	GROUP
(SEK m)	2007	2006
Premises, rent	57	34
Systems sales, facility management1)	209	216
Information sales	44	86
Transaction revenue	12	25
Licenses	16	11
IT	6	—
Insurance	6	14
Unrealized exchange-rate gains	27	23
Other	17	9
TOTAL	394	418

1)	The item includes project revenue reported in accordance with the percentage- of-completion principle.

NOTE 21. FINANCIAL ASSETS AVAILABLE FOR SALE

	GROUP
(SEK m)	2007	2006
Government securities	607	518
TOTAL	607	518

The fair values of the above items correspond to the carrying amounts.

NOTE 22. SHAREHOLDERS’ EQUITY

The number of shares in 2007 amounted to 120,640,467, with a ratio value of SEK 2 with one vote per share. Consolidated shareholders’ equity amounted to SEK 42 (38) per share.

ASSOCIATED COMPANIES

Income that is not paid out as a dividend in associated companies is recorded in the Group’s shareholders’ equity among profit/loss brought forward. The application of the equity method of accounting for associated companies means that the value of shareholders’ equity in the Group is reported at SEK 110 m (76) higher than if the cost method had been used.

SHAREHOLDERS’ EQUITY, GROUP

(SEK m)	2007	2006
Share capital	241	241
Other contributed funds	3,536	3,536
Other reserves
Fair value reserve	120	—
Hedging reserve	—	-18
Translation reserve	47	-85
Profit/loss brought forward	169	16
Net income for the year	979	907
Minority interests	25	17
TOTAL SHAREHOLDERS’ EQUITY	5,117	4,614

OTHER RESERVES, GROUP

(SEK m)	Fair value reserve	Hedging reserv	Translation reserve	Total
Opening balance, 2006	12	—	88	100
Cash-flow hedging
Gain/loss to shareholders’ equity	—	-9	—	-9
Transferred to income statement	—	-9	—	-9
Exchange-rate differences
Hedging of equity	—	—	25	25
Translation differences	—	—	-198	-198
Financial assets available for sale
Transferred to income statement	-12	—	—	-12
Opening balance, 2007	—	-18	-85	-103
Cash-flow hedging
Gain/loss to shareholders’ equity	—	8	—	8
Transferred to income statement	—	10	—	10
Exchange-rate differences
Hedging of equity	—	—	-46	-46
Translation differences	—	—	178	178
Financial assets available for sale
Gain/loss to shareholders’ equity	120	—	—	120
Closing balance 2007	120	—	47	167

Items are reported net after tax.

FAIR VALUE RESERVE

The fair value reserve includes the accumulated net change in fair value of financial assets available for sale until the asset is eliminated from the balance sheet.

HEDGING RESERVE

The hedging reserve includes the change in value of cash-flow hedges. The change in value is re-entered in the income statement in line with the hedged cash flow impacting the income statement.

TRANSLATION RESERVE

The translation reserve includes all exchange-rate differences arising in conjunction with the translation of financial statements from foreign operations that have prepared their financial statements in a currency other than the currency in which the consolidated financial statements are presented. The Parent Company and Group present their financial statements in Swedish kronor (SEK). The translation reserve also comprises exchange-rate differences arising in conjunction with the translation of liabilities reported as hedging instruments of a net investment in a foreign operation.

NOTE 23. LONG-TERM LIABILITIES

This Note contains information on the Group’s and Parent Company’s long-term liabilities. For information regarding dates of maturity for the long term liabilities, and for information regarding the Group’s exposure to interest rate risks and risks of exchange-rate fluctuations, refer to the section entitled Risk Management on page 19.

For information regarding the reporting of employee stock options, refer to the section entitled Accounting Principles.

DIVISION OF LONG-TERM LIABILITIES

	GROUP
(SEK m)	2007	2006
Interest-bearing long-term liabilities
Bond loans (interest-bearing)	858	1,360
Other long-term liabilities
Liabilities, employee stock options	12	15
Liabilities Computershare	79	97
Rent deposit	10	9
Other	3	2
TOTAL	962	1,483

NOTE 24. PROVISIONS

OTHER PROVISIONS

	GROUP
(SEK m)	2007	2006
Opening balance	79	128
Reclassifications	—	—
Provisions made during the period	5	—
Utilized reserves	-25	-44
Exchange-rate effects	-2	-5
TOTAL	57	79

The opening balance comprises the provisions for expenses for unutilized premises of SEK 79 m. The provision for premises was utilized in the amount of SEK 27 m including exchange-rate effects.

The provision for expenses for unutilized premises is based on management’s assumptions and assessments and is associated with a certain degree of uncertainty. These expenses refer primarily to OMX’s offices in London and New York. The provision was established in 2004 as a result of the reduction in personnel associated with the focus on cost-savings and efficiency-enhancement measures in the operations with which OMX has worked in recent years, and a decline in market conditions for the lease of premises, leading to certain areas being leased at a lower rent than OMX’s lease conditions. See Note 12 regarding the cash-flow dates. For leasing contracts invoicing sub-lets, a reserve has been established for known losses for five years in the future. The leasing contract will expire during the period 2009–2015.

RESTRICTED RESERVE, CSE

The total amount of provisions presented below also includes a reserve attributable to the operations in the Copenhagen Stock Exchange, CSE. This reserve may not be distributed and may only be used to cover losses in CSE in accordance with the Danish Security Trading Act. The reserve amounts to SEK 68 m as per December 31, 2007 and is classified in its entirety as long term.

TOTAL PROVISIONS

	GROUP
(SEK m)	2007	2006
Long-term portion	100	121
Short-term portion	25	24
TOTAL	125	145

NOTE 25. OTHER LIABILITIES

	GROUP
(SEK m)	2007	2006
Current account liabilities	550	650
Other non-interest-bearing liabilities	112	148
Other interest-bearing liabilities	28	38
TOTAL	690	836

NOTE 26. ACCRUED EXPENSES AND DEFERRED INCOME

	GROUP
(SEK m)	2007	2006
Personnel expenses	235	187
Delivery costs	28	—
Systems sales1)	8	8
Support revenue	30	26
Facility Management1)	17	15
Trading revenue	4	10
Issuers’ revenue2)	58	60
Commission revenue	31	22
License revenue	11	—
Other deferred income	12	27
Unrealized exchange-rate losses	19	13
Accrued interest	41	30
Other	89	75
TOTAL	583	473

1)

Customer invoicing terms for projects are usually set within a contract and it is not uncommon that payments do not correspond to work carried out at a given time. Work that has been invoiced, but not yet carried out, is treated as a liability to the customer. During the period when the work to which the invoice relates is carried out, this liability is re-booked as revenue.

2)

Relates to listing fees paid by companies listed on the exchanges within OMX’s exchanges. These fees are paid quarterly in advance and are based on the average market capitalization of a company over the preceding 12-month period.

NOTE 27. OTHER INTEREST-BEARING AND NON-INTEREST-BEARING RECEIVABLES AND LIABILITIES

This note contains information on the classification between interest-bearing and non-interest-bearing items in the balance sheet. For infomation regarding dates of maturity, fixed-interest periods and the average weighted interest of interest-bearing items, refer to the section entitled Risk Management on page 19.

	GROUP
(SEK m)	Interest- bearing	Non-interest-bearing	Total
Financial fixed assets	21	778	799
Current receivables	29	5,203	5,232
Short-term investments	607	—	607
Cash equivalents	424	—	424
Long-term liabilities	858	280	1,138
Short-term liabilities	1,073	4,908	5,981
RECEIVABLES AND LIABILITIES, NET	-850	793	-57

NOTE 28. COLLATERAL RECEIVED BY OMX’S EXCHANGE OPERATIONS

Through its clearing operations, OMX Nordic Exchange Stockholm is a counterparty in every options and futures contract and thereby guarantees the fulfillment of each contract. Customers, who through an options or futures contract, assume an obligation to OMX Nordic Exchange Stockholm, must pledge collateral for the obligation according to special rules for this.

GROUP (SEK m)	2007	2006
OMX Nordic Exchange Stockholm	15,886	15,458
TOTAL	15,886	15,458

NOTE 29. PLEDGED COLLATERAL

GROUP (SEK m)	2007	2006
OMX Technology Pty Ltd	3	3	Lease deposit
OMX Technology Ltd (Hong-Kong)	0	0	Lease deposit
HEX Securities Services Ltd OY 1)	33	32	Liquidity guarantee
Other	1	—	Other
TOTAL	37	35

1)	Relates to pledged collateral for the right to act as the Swedish equivalent of the account-handling institution.

NOTE 30. CONTINGENT LIABILITIES

GROUP (SEK m)	2007	2006
Guarantees issued for clearing operations (OMX AB)1)	2,878	3,020
Other guarantees (OMX AB)2)	187	174
Total	3,065	3,194

1)

Through its clearing operations, OMX AB’s exchange operations act as a counterparty in each transaction and thereby guarantees the fulfillment of each contract. OMX’s exchange operations are to pledge collateral for commitments with other clearing houses. The amount of these commitments is calculated on the gross exposure between the clearing houses. As collateral for these obligations, the operations have obtained bank guarantees, which are guaranteed by OMX AB through counterparty agreements.

2)

Primarily obligations for leasing contracts and in conjunction with the systems sales in Market Technology. In addition to the items above, there are general Parent Company guarantees for wholly owned subsidiaries of OMX AB.

OMX is party to a number of cases and disputes for which no provisions have been established since it is the opinion of management that all cases will be found in favor of OMX. There is a certain degree of uncertainty associated with this opinion.

NOTE 31. EARNINGS PER SHARE

CHANGE IN NUMBER OF SHARES

No change in the number of shares took place in 2007.

	2007	2006
Outstanding shares at beginning of the period	120,640,467	118,474,307
New share issue	—	2,166,160
Outstanding shares at the end of the period	120,640,467	120,640,467

EARNINGS PER SHARE

Earnings per share are based on net income/loss for the year attributable to the Parent Company’s owners:

	2007	2006
Net income/loss for the year, SEK m, attributable to the shareholders in OMX AB	979	907
Average number of shares outstanding	120,640,467	118,671,254
EARNINGS PER SHARE, SEK	8.12	7.64
Of which attributable to continuing operations	8.64	8.03
Of which attributable to discontinued operations	-0.52	-0.39

EARNINGS PER SHARE AFTER DILUTION

Earnings per share are based on net income/loss for the year attributable to the Parent Company’s owners:

	2007	2006
Net income/loss for the year, SEK m, attributable to the shareholders in OMX AB	979	907
Average number of shares after dilution and with full utilization of options1)	120,640,467	118,885,754
EARNINGS PER SHARE, SEK2)	8.12	7.64

1)	No dilution of shares took place in 2007.

2)

Earnings per share after dilution corresponds to earnings per share before dilution since it has not been deemed probable that the warrants will be utilized due to the fact that the issue price was higher than the share price in 2005 and 2006.

NOTE 32. CASH FLOW

CASH EQUIVALENTS

The following sub-components are included in cash equivalents:*

	GROUP
(SEK m)	2007	2006
Cash and bank balances	180	257
Short-term investments	851	671
Total cash equivalents	1,031	928
Short-term investments with
terms of > 3 months	-607	-518
Total according to balance sheet	424	410

Financial assets available for sale are short-term investments that comprise discounting instruments, bonds and securities issued by the government, local authority, a Swedish limited liability bank company and a Swedish housing finance institution. All short-term investments entail an insignificant risk of fluctuations in value and can readily be converted to cash funds. However, only those investments with a maximum terms of three months are included in the item “Cash equivalents” in the balance sheet and in the cash-flow statement. Other short-term investments are reported as “Cash flow from investing activities.”

Cash equivalents that were not available to the Group amounted to SEK 221 m at the end of the period. Funds dedicated for operations under supervision amount to SEK 685 m, of which SEK 607 m is reported as short-term investments and is included in cash flow from investing activities.

FINANCIAL ITEMS

The following financial items reported in the income statement affect the cash flow:

	GROUP
(SEK m)	2007	2006
Financial revenue
Interest	63	42
Dividends	17	—
Change in financial assets/liabilities
- valued at fair value in the income statement	15	7
- derivative contracts intended to protect subsidiaries’ shareholders’ equity	—	—
Total revenue	95	49
Interest expenses and similar profit/loss items
Interest	-113	-95
Change in financial assets/liabilities
- valued at fair value in the income statement	-16	-11
- valued at fair value in the income statement	-1	—
- derivative contracts intended to protect subsidiaries’ shareholders’ equity	—	—
Other	-27	-5
Total expenses	-157	-111
TOTAL	-62	-62

CASH FLOW FROM ACQUISITIONS AND DIVESTMENTS OF GROUP

COMPANIES

Cash flow from acquisitions

In 2007, Findata AB and the shares in the former associated company Näringslivskredit AB were acquired. In 2006, Eignarhaldsfelagid Verdbrefathing (EV) was acquired. The cash flow from the acquisition of Findata AB is described in the table below:

	GROUP
(SEK m)	2007	2006
Intangible assets	73	275
Tangible fixed assets	—	1
Financial fixed assets	—	8
Receivables	3	19
Cash equivalents	1	33
Long-term liabilities	—	—

Current liabilities	-3	-22
Minority interests	—	—
Total purchase price	74	314
Total purchase price paid	-74	-314
Less earlier holding in acquired company	—	—
Less payment with treasury shares	—	256
Purchase price paid	-74	-58
Cash equivalents in acquired Group company	1	33
TOTAL CASH FLOW FROM ACQUISITIONS	-73	-25
Acquisition costs affecting cash flow in the forthcoming year	22	6
TOTAL CASH FLOW FROM ACQUISITIONS
DURING THE FISCAL YEAR	-51	-19

The cash-flow effect of the increased shareholdings in Näringslivskredit AB amounted to SEK 106 m. The positive effect is attributable to the company’s cash and bank balance being consolidated in the Group from December. The purchase price paid amounted to SEK 375,000.

In 2007, additional costs from the acquisition of Eignarhaldsfelagid Verdbrefathing (EV) arose and impacted cash flow from investments negatively in the amount of  SEK 5 m.

Cash flow from divestments

During 2007, Lawshare, a unit under discontinuing operations, was divested. The cash flow from the divestment is described in the table below:

	GROUP
(SEK m)	2007	2006
Intangible assets	15	—
Tangible fixed assets	3	—
Receivables	179	—
Long-term liabilities	—	—
Current liabilities	-169	—
Total purchase price	28	—
Capital gains/losses	3	—
Total of purchase price received	31	—
Cash equivalents in divested Group companies	-5	—
Purchase price not yet paid	31	—
CASH FLOW FROM DIVESTMENTS	-5	—

ITEMS NOT AFFECTING CASH FLOW

Changes in the company’s asset structure related to acquisition are accounted for in the tables above “Cash flow from acquisitions” and “Cash flow from divestments.” Other transactions related to investment and financing operations that do not give rise to payments, despite the fact that they impact the company’s capital and asset structure, encompass depreciation/amortization and impairment, utilization of reserves, share in earnings of associated companies and capital gains/losses.

LIQUIDITY AND FINANCING

Interest-bearing net liabilities amounted to SEK 850 m (847) at the end of the reporting period. OMX’s interest-bearing financial assets totaled SEK 1,081 m (950), of which SEK 20 m (21) represented financial fixed assets.

Interest-bearing financial liabilities totaled SEK 1,931 m (1,797), of which SEK 858 m (1,360) was long-term.

Granted credit facilities amounted to SEK 3,684 m (3,741), of which SEK 82 m (30)was utilized. Of the granted credit facilities, SEK 1,468 m (1,335) refers to clearing operations. Cash equivalents equaled SEK 424 m (410) and consisted of short-term investments and cash and bank balances. Investments with lifetimes shorter than three months are included in the item “Cash equivalents”, since these securities are exposed to an insignificant level of risk and can be readily turned into cash.

NOTE 33. INFORMATION REGARDING THE PARENT COMPANY

OMX AB (publ) is a limited liability company registered in Sweden, with its registered office in Stockholm. The Parent Company’s shares are listed on the stock exchanges in Stockholm, Helsinki, Copenhagen and Iceland. The address of the headquarters is: OMX AB, SE-105 78 Stockholm, Sweden.

The consolidated accounts for 2007 comprise the Parent Company and its subsidiaries, referred to collectively as the Group. The Group also includes shareholdings in associated companies.

NOTE 34. SIGNIFICANT EVENTS AFTER THE END OF THE REPORTING PERIOD

CHANGE IN OWNERSHIP

On February 15, 2008, Borse Dubai announced that acceptance corresponding to approximately 68.6 percent of the total number of shares and votes in OMX had been provided for Borse Dubai’s public offer for OMX, which together with Borse Dubai’s earlier holdings in OMX and options agreements corresponds to approximately 97.6 percent of the total number of shares and votes in OMX. In light of this, Borse Dubai announced that the conditions of the offer had been satisfied, that Borse Dubai is to complete the offer, and that the acceptance period would be extended to make it possible for the shareholders who have not yet accepted the offer to tender their shares in OMX. According to Borse Dubai, the subsequent transactions with NASDAQ will take place as soon as possible following settlement of the shares tendered, provided the remaining terms and conditions for such transaction are satisfied or waived at such time.